ACXIOM CORPORATION
601 E. Third Street
Little Rock, Arkansas  72201
501.252.1000
www.acxiom.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 17, 2011

Please join us for the 2011 Annual Meeting of Stockholders of Acxiom Corporation (the “Company”).  The meeting will be held on August 17, 2011, at 11:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas for the following purposes:

1.	To elect as directors the two nominees named in the attached proxy statement for a three-year term expiring in 2014;

2.	To vote on an advisory (non-binding) resolution on executive compensation;

3.	To hold an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;

4.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012; and

5.	To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.

     Only holders of the Company’s common stock of record at the close of business on June 21, 2011 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.  Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying proxy statement.

As in previous years, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet.  As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our stockholders.  The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials.  This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.

By Order of the Board of Directors

/s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary

Little Rock, Arkansas
June 30, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY.  PRIOR TO THE MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 17, 2011:  The Company's Proxy Statement and Annual Report on Form 10-K for fiscal year 2011 are available electronically at http://www.edocumentview.com/ACX.

ACXIOM CORPORATION
601 E. Third Street
Little Rock, Arkansas  72201
501.252.1000
www.acxiom.com

Corporate website: www.acxiom.com

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation (the “Company” or “Acxiom”), to be used at its 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) to be held on August 17, 2011 at 11:00 a.m. CDT at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas, and at any postponement or adjournment thereof.  The proxy statement is being furnished to stockholders beginning on June 30, 2011.   As a stockholder, you are invited to attend the meeting and are entitled and requested to vote on the proposals described in this proxy statement.  Please read this proxy statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning your proxy card.

Shares represented by properly executed proxies will be voted at the meeting.  If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice.  If no choice is specified by a stockholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of Acxiom’s Board of Directors.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR 2011 ANNUAL MEETING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Under rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet.  Accordingly, on or about June 30, 2011, the Company is sending a notice of Internet availability of proxy materials to the Company’s stockholders of record and beneficial owners, except for stockholders who have requested otherwise.  All stockholders will have the ability to access the proxy materials on the website referred to in the notice.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice.  In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis.  The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

Q:           Who can vote?

A:
If you owned any shares of Acxiom common stock at the close of business on June 21, 2011 (the record date for the 2011 Annual Meeting) you are entitled to vote the number of shares you owned as of that date.  These shares include (1) shares held directly in your name as the stockholder of record, (2) shares held for you as the beneficial owner in street name through a stockbroker or bank, and (3) shares purchased through Acxiom’s Retirement Savings Plan and/or employee stock purchase plan.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Beneficial owners: Most Acxiom stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a voting instruction form will be forwarded to you by your broker, bank or other nominee.

Stockholders of record: If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the “stockholder of record” with respect to those shares, and a notice of Internet availability of proxy materials or a printed set of the proxy materials together with a proxy card has been sent directly to you by Acxiom.

Q:	How can I vote my shares?

A:	There are four ways to vote:

•
By Internet.  You can submit a proxy over the Internet to vote your shares at the 2011 Annual Meeting by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested and received a full set of the proxy materials by mail or email.

•
By telephone. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy over the telephone to vote your shares at the 2011 Annual Meeting by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•
By mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares at the 2011 Annual Meeting by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received.

•
In person. If you are a stockholder of record, you may vote in person at the 2011 Annual Meeting. If you desire to vote in person at the 2011 Annual Meeting, please request a ballot when you arrive.  If you are a beneficial owner of shares held in street name and you wish to vote in person at the 2011 Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Q:	How do I vote if I hold my shares as a participant in Acxiom’s 401(k) Retirement Savings Plan?

A:
If you hold shares as a participant in Acxiom’s 401(k) Retirement Savings Plan, you must submit your vote to the Plan’s trustee no later than 11:59 p.m. CDT on August 14, 2011 in order to allow sufficient time for your vote to be tabulated by the trustee. Due to the tabulation requirements of the plan administrator, participants in Acxiom’s 401(k) Retirement Savings Plan may not vote their shares in person at the meeting.

Q:	Can I change my vote?

A:
Any stockholder executing a proxy retains the right to revoke it at any time prior to the final vote at the 2011 Annual Meeting.  You may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to Acxiom’s Corporate Secretary at Acxiom Corporation, 601 E. Third Street, Little Rock, Arkansas, 72201; (ii) submitting another vote over the Internet or telephone; or (iii) by attending the 2011 Annual Meeting and voting in person.  However, your attendance at the 2011 Annual Meeting will not automatically revoke your proxy unless you specifically so request.  A stockholder’s last vote is the vote that will be counted.

Q:           How many shares can I vote?

A:
You may vote all of the shares of Acxiom common stock you hold as of the record date, June 21, 2011.  Each share of common stock is entitled to one vote.  A list of our stockholders will be available for review at our principal offices, 601 E. Third Street, Little Rock, Arkansas 72201, for at least 10 days prior to the 2011 Annual Meeting.

Q:           Who will count the votes?

A:	A representative of Computershare Investor Services will count the votes and will serve as the inspector of the election.

Q:           What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form.  Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted.  Please sign each proxy card exactly as your name appears on the card.  For joint accounts, each owner should sign the proxy card.  When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:	What vote is required to pass an item of business?

A:
Holders representing a majority of the total number of the Company’s outstanding shares of common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the 2011 Annual Meeting is required to elect as directors the two nominees named in this proxy statement, to approve the two non-binding, advisory votes related to executive compensation, and to ratify the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2012.  However, with respect to the advisory vote on the frequency at which stockholders will be asked to approve executive compensation (Proposal No. 3), if none of the frequency options receives a majority of votes cast, the option receiving the most votes will be considered the stockholders’ recommendation.

Q:	Who can help answer my questions?

A:	If you have any questions about the 2011 Annual Meeting or how to vote your shares, please contact:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017
888-337-7699 (Toll Free)
212-616-2180 (International)

 OUTSTANDING STOCK AND VOTING RIGHTS

Generally.  On the record date, June 21, 2011, there were outstanding and entitled to vote 81,369,226 shares of the Company’s common stock.  The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2011 Annual Meeting.  If a quorum is established, each holder of common stock shall be entitled to one vote on the matters presented at the 2011 Annual Meeting for each share of common stock standing in his name.

Election of Directors.  Article III, Section 2(b) of the Company’s bylaws provides that in an uncontested election for directors each director will be elected by the vote of a majority of the votes cast at the meeting, either in person or by proxy.  A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.  In an election in which the number of nominees exceeds the number of directors to be elected (a contested election), the directors will be elected by the vote of a plurality of the votes cast at the meeting, either in person or by proxy.  In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected.  In this case, the Board of Directors has established procedures under which any incumbent director who fails to receive a majority of the votes cast in his or her election will tender his or her resignation to the Board.  The Board will act upon a tendered resignation within ninety days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.  If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy on the Board.  To fill a vacancy on the Board, the Governance/Nominating Committee of the Board will identify and recommend the new director candidate to the full Board in accordance with its policies and procedures.  To be elected to the Board, the new candidate must be approved by the affirmative vote of the remaining directors then in office.

Advisory Vote on Executive Compensation.  In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing stockholders an advisory vote to approve the compensation of the Company’s named executive officers (Proposal No. 2).  Generally, the Company’s bylaws provide that approval of any matter presented to our stockholders requires the affirmative vote of a majority of votes cast on the subject matter.  This vote on executive compensation, however, is merely advisory and is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.  Despite the fact this advisory vote on executive compensation is non-binding, the Board of Directors will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation programs.

Frequency of Advisory Votes on Executive Compensation.  Also in accordance with the Dodd-Frank Act, the Company is providing stockholders an advisory vote regarding the frequency at which future advisory votes on executive compensation should be conducted (Proposal No. 3).  As with the advisory vote on executive compensation (Proposal No. 2), this frequency vote is merely advisory and is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.  The Board of Directors will, however, take the results of the frequency vote under advisement when making future decisions regarding the frequency at which future advisory votes on executive compensation will be conducted.  In accordance with the Company’s bylaws, approval of this proposal requires the affirmative vote of a majority of votes cast with respect to the proposal.  However, if none of the frequency options in Proposal No. 3 receives majority support, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Ratification of KPMG.  Ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for fiscal 2012 requires an affirmative vote of a majority of the votes cast at the meeting.  A majority of votes cast means that the number of shares cast “for” the ratification of KPMG as the Company’s independent registered public accounting firm for fiscal 2012 exceeds the number of votes cast “against” such ratification.  If the stockholders fail to ratify this appointment, the audit committee will reconsider whether to retain KPMG and may retain that firm or another firm without resubmitting the matter to the stockholders.

Abstentions and Broker Non-Votes.  A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the meeting for the purpose of determining the existence of a quorum.  Abstentions will have no impact on the proposals contained in this proxy statement because they are not considered votes cast for voting purposes. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  In those instances, if a beneficial owner does not give the broker or nominee specific voting instructions, the owner’s shares may not be voted on those matters and a broker non-vote will occur.   The election of directors (Proposal No. 1)  and the two advisory votes regarding the Company’s executive compensation (Proposal Nos. 2 and 3) are considered non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner.  Consequently, there may be broker non-votes with respect to these proposals.  However, broker non-votes will have no impact on the outcome of these proposals because they are not considered votes cast for voting purposes.  On the other hand, the ratification of KPMG (Proposal No. 4) is considered a routine matter, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to this proposal.

ELECTION OF DIRECTORS
 (Proposal No. 1 of the Proxy Card)

The number of directors that serve on the Acxiom Board of Directors is currently set at eight and may be fixed from time to time by the Board of Directors in the manner provided in the Company’s bylaws.  Our Certificate of Incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The terms of two directors expire at the 2011 Annual Meeting.  The Board, upon the recommendation of the Governance/Nominating Committee, has nominated William T. Dillard II and R. Halsey Wise to stand for re-election as directors at the 2011 Annual Meeting.

Unless otherwise directed, the individuals named in the accompanying form of proxy will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2014 Annual Meeting or until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.  The Board of Directors expects that all of the nominees will be available for election but, in the event that any of the nominees are not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for re-election at the 2011 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the meeting.  The following descriptions also outline the specific experience, qualifications, attributes and skills that qualify each person to serve on the Company’s Board of Directors.

Nominees for Director with Terms Expiring in 2014

William T. Dillard II

Mr. Dillard, age 66, has been a director of Acxiom since 1988 and serves on the Audit/Finance Committee and the Compensation Committee of the board.   He has served as a member of the Dillard’s, Inc. (NYSE: DDS) board of directors since 1968 and currently serves as the chairman of the board and chief executive officer of Dillard’s, Inc., a chain of traditional department stores based in Little Rock, Arkansas, with approximately 308 retail outlets in 29 states.  In addition to Dillard’s, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. (NYSE: BKS), and serves on the J.P. Morgan Chase & Co. national advisory and Texas Regional advisory boards.  He served as the Company's lead independent director from 2006 - 2007.  He holds a master’s degree in business administration from Harvard University and a bachelor’s degree in the same field from the University of Arkansas.

Mr. Dillard’s qualifications to serve on our Board include his experience as the chairman and CEO of a public company, his financial acumen, and his service on the boards of other public companies.  Mr. Dillard’s understanding of corporate planning, risk management, executive compensation, and capital markets are an invaluable asset to our Board.  Based on his service as a chief executive officer and his financial sophistication, Mr. Dillard is also deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

R. Halsey Wise

Mr. Wise, age 46, has been a director of Acxiom since 2006 and serves as chair of the Compensation Committee of the Board.   Currently Mr. Wise is a private investor and the founder and CEO of Lime Barrell Advisors, Inc., a private investment firm.  He previously served as chairman, chief executive officer and president of Intergraph Corporation, a leading global provider of spatial information management software, until its $2.125 billion sale in November 2010 to Hexagon AB, a leading global provider of precision measurement technology systems headquartered in Stockholm, Sweden and publicly traded on the Nordic exchange under the symbol HEXA B with a secondary listing on the Swiss Exchange under the symbol HEXN.  Mr. Wise had served since 2003 as a member of the Intergraph board of directors and in 2006 became a director of Intergraph Holding Company, Intergraph’s parent company at that time.  Prior to joining Intergraph, he served as chief executive officer, North America, of Solution 6 Holdings, Ltd., one of Australia’s largest software companies and a global leader in the professional services automation (PSA) software market.  Prior to that, Mr. Wise was president and chief operating officer of Computer Management Sciences, Inc. (NASDAQ: CMSX), a publicly traded information technology software and services company that was later acquired by Computer Associates International (NYSE: CA).  At Computer Associates, he was general manager, North America, for Global Professional Services.  Prior to that, Mr. Wise was an investment banker specializing in software and technology services with The Robinson-Humphrey Company.  In 2010, he received the Ernst & Young Entrepreneur of the Year Award in the technology category in Alabama/Georgia/Tennessee.  Mr. Wise serves on the board of directors of the Jefferson Scholars Foundation at the University of Virginia.  He holds a master’s degree in finance and marketing from the J. L. Kellogg Graduate School of Management at Northwestern University and a bachelor’s degree in history from the University of Virginia.

Mr. Wise’s experience as the chairman and CEO of a high-tech company, his experience as a director and officer of public companies, his financial acumen and his operations, finance and marketing background qualify him to serve on our Board.  In addition, his recent experience as a chief executive officer provides him with the necessary skills and knowledge to expertly administer the duties of chair of the Board of Directors’ Compensation Committee.

Directors Whose Terms Expire in 2012

Michael J. Durham

Mr. Durham, age 60, has been a director of Acxiom since 2006 and serves as the Non-Executive Chairman of the Acxiom Board of Directors and as a member of the Board’s Executive Committee.  He is an ex-officio member of all standing committees. He is president and chief executive officer of Cognizant Associates, Inc., a consulting firm based in Dallas, Texas, which he founded in 2000.  During the 20 years prior to forming Cognizant Associates, Mr. Durham served at various times as president and chief executive officer of Sabre, Inc., then an NYSE-listed company providing information technology services to the travel industry; as senior vice president and treasurer of AMR Corporation, Sabre’s parent company; and as senior vice president of finance and chief financial officer of American Airlines.  He also held various other positions within the finance area at American Airlines.  Mr. Durham currently serves as a director of Asbury Automotive Group, Inc. (NYSE: ABG) and is chairman of Asbury’s finance and risk committee.  He is a director and audit committee member of Hertz Global Holdings, Inc. (NYSE: HTZ).  In the past five years, Mr. Durham has served on the boards of the following public companies:  AGL Resources (NYSE: AGL); NWA, Inc. (NYSE: NWA) (the parent company of Northwest Airlines); and Bombardier, Inc., a Canadian corporation publicly traded in Canada on the Toronto Stock Exchange.  He is also a director and audit committee member of Travel Ad Network and a director and chairman of the audit committees of Culligan International and SCI Solutions, all privately held companies.  Mr. Durham serves on the board of visitors of the University Medical Center in Dallas.  He holds a master’s degree in business administration from Cornell University and a bachelor’s degree in economics from the University of Rochester.

Mr. Durham’s extensive business experience, including his service as chief executive officer and chief financial officer of large multinational public companies, qualify him to serve on our Board.  His experience as a director, and frequently a member of the audit committee, on a number of different public and private company boards also gives him a valuable perspective.  Such executive and board experience provide him with key skills in working with directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management. These attributes, coupled with his public company board experience, qualify him to serve as Non-Executive Chairman of the Board.

Ann Die Hasselmo, Ph.D.

Dr. Hasselmo, age 66, has been a director of Acxiom since 1993 and serves as chair of the Governance/Nominating Committee and as a member of the Audit/Finance Committee of the Board.  She is president of the American Academic Leadership Institute – AALI (formerly Academic Search Consultation Service and the parent company of Academic Search, Inc.) in Washington, D.C.  The mission of AALI is to advance leadership in higher education and to provide programs, initiatives and grants that foster leadership identification and development, and promote the success of college and university presidents, boards of trustees and the institutions they serve.  Prior to assuming her current position with AALI/Academic Search, Dr. Hasselmo was vice president and partner in A.T. Kearney, Inc.’s higher education practice.  From 1992 - 2001, she served as president of Hendrix College in Conway, Arkansas.  She served as a member of the board of visitors of Air University of the U.S. Air Force and as a member of the board of directors of the National Merit Scholarship Corporation.  She is past chair of the board of directors for Educational and Institutional Insurance Administrators, the National Association of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III President’s Council, and the American Council on Education’s Council of Fellows.  Her memberships have included the American Council on Education board, the Arkansas Repertory Theatre board and the NCAA Executive Committee.  She formerly served as dean of H. Sophie Newcomb College and associate provost at Tulane University.  Dr. Hasselmo holds a Ph.D. in counseling psychology from Texas A&M University, a master’s degree from the University of Houston, and she graduated summa cum laude from Lamar University.

Dr. Hasselmo’s experience with executive search, higher education leadership, consultation, and as a licensed psychologist with organizational behavior training offers a unique set of skills to the board, particularly her current professional consultation to higher education regents and trustees in the areas of board recruitment, director orientation and education, board evaluation, board structure and governance, and succession planning.  The extensive management and administrative experience obtained during her tenure as a college president and her governance background well qualify Dr. Hasselmo to serve as chair of the Board of Directors’ Governance/Nominating Committee.

William J. Henderson

Mr. Henderson, age 64, has been a director of Acxiom since 2001 and serves on the Compensation Committee and the Governance/Nominating Committee of the Board.  He is the founder and principle of Hold The Eye Images, Inc., a photography business.  Mr. Henderson also serves as a director of comScore Networks (NASDAQ: SCOR).  In the past five years, he has served as chief executive officer of Bestline Research and as chief operations officer of Netflix Inc. (NASDAQ: NFLX), as well as working as a consultant.  From 1998 until his retirement from the United States Postal Service (USPS) in 2001, Mr. Henderson was the 71st postmaster general and the fifth career employee to lead the world’s largest postal system. From 1994 until his appointment as postmaster general and chief executive officer of the USPS, he served as its chief operating officer. From 1992 to 1994, he served the USPS as vice president of employee relations, then became chief marketing officer and senior vice president. In addition to his service in Washington, D.C., he has served in postal management positions in Chicago, IL; Greensboro, NC; Memphis, TN; and Stockton, CA, among other locations. In 1997, Mr. Henderson received the USPS’ John Wanamaker Award, and in 1998 he received American University’s Roger W. Jones Award for Executive Leadership. In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation’s professional mailing industry. He also serves on the advisory boards of the Committee for Economic Development and Nature’s Best magazine. He is a partner of Signature Systems and a fellow with the National Academy of Public Administration.  Mr. Henderson holds a bachelor of science degree in industrial relations from the University of North Carolina at Chapel Hill and served in the U.S. Army.

Mr. Henderson’s knowledge of the direct marketing industry and his experience as postmaster general, and more recently as an officer of and advisor to high-tech companies, particularly qualify him to serve on our Board.  Likewise, his service on the board of another high-tech public company in the marketing arena allows him to provide additional value to the Acxiom Board of Directors.

Directors Whose Terms Expire in 2013

Jerry D. Gramaglia

Mr. Gramaglia, age 55, has been a director of Acxiom since 2009 and was appointed by the Board of Directors on March 28, 2011 to serve as Acxiom’s interim chief executive officer and president.   Until his interim appointment as an officer, Mr. Gramaglia served on the Board’s Compensation and Governance/Nominating Committees.  Mr. Gramaglia, a private investor and advisor to consumer-oriented technology start-ups, was previously a partner with Arrowpath Venture Partners, a SiliconValley-based venture capital firm.  Prior to that he was chief marketing officer and then president and chief operating officer of E*TRADE Group Inc. (NASDAQ: ETFC), a leading provider of electronic financial services.  Mr. Gramaglia began his career at Procter & Gamble and later held senior marketing and general management positions for Nestle, PepsiCo, Imasco and Sprint.  He currently serves on the boards of Coldwater Creek (NASDAQ: CWTR), a national retailer of women’s apparel, and WageWorks, a privately held leading provider of tax-advantaged employee benefits. He holds a bachelor’s degree in economics from Denison University.

Mr. Gramaglia’s experience as president, chief operating officer and chief marketing officer of a public company, his service on the board of another public company, and his marketing, financial, technology and management expertise qualify him to serve on our Board. Through his experience, Mr. Gramaglia brings an extensive, multi-disciplined perspective to the Board. As an advisor to early-stage companies, Mr. Gamaglia’s knowledge of cutting-edge technological developments is particularly valuable as new and emerging technologies are important factors that contribute to the success of the Company.

Clark M. Kokich

Mr. Kokich, age 59, has been a director of Acxiom since 2009 and serves on the Audit/Finance Committee and Governance/Nominating Committee of the Board.  He is the chairman of Razorfish, a leading Seattle-based global consultancy in digital marketing and technology.  Razorfish became a wholly owned subsidiary of Publicis in October 2009.  Mr. Kokich has been with Razorfish for over ten years, serving in a number of key positions, including chief executive officer.  Prior to joining Razorfish, he was CEO of Calla Bay, Inc., and prior to that he was director of sales and marketing for a division of McCaw Cellular Communications. In his early career he spent twelve years in traditional advertising, including the position of executive vice president/managing director for Cole & Weber, a division of Ogilvy & Mather.  He serves on the board of trustees for Childhaven, a Seattle children’s charity.  Mr. Kokich holds a bachelor’s degree in finance from the University of Oregon.

Mr. Kokich’s qualifications to serve on our Board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience.  This combination of experience in both management and marketing allow him to understand the Company’s challenges in a global marketplace.  Based on his service as a chief executive officer and his financial sophistication, Mr. Kokich is also deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Kevin M. Twomey

Mr. Twomey, age 64, has been a director of Acxiom since 2007 and serves as chair of the Audit/Finance Committee and as a member of the Compensation Committee and the Executive Committee of the Board.  He was president of The St. Joe Company from 1999 until his retirement in 2006.   He is currently a director and chairman of the audit committee of PartnerRe (NYSE:  PRE), an international reinsurance company, and also serves as a member of PartnerRe’s compensation committee.  He is a director of Prime Property Fund LLC, a privately held company organized as a REIT and managed on behalf of investors by Morgan Stanley.  He previously served as a director of Doral Financial Corporation (NYSE: DRL) from 2007 – 2009, of Novelis from 2006 – 2007, and of Intergraph Corporation from 2004 – 2006.  Prior to joining The St. Joe Company, Mr. Twomey was vice chairman of the board of directors and chief financial officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America.  Prior to joining Ahmanson in 1993, he was chief financial officer at First Gibraltar Bank, a company owned by MacAndrews & Forbes Holdings.  Mr. Twomey serves on the board of trustees of the University of North Florida and of the University of North Florida Funding Corporation, and he was the chairman of the board of trustees of the United Way of Northeast Florida.  He holds master’s degrees from Duke University (business administration) and The George Washington University (administration / systems management) and a bachelor’s degree in history from the University of Virginia.

Mr. Twomey’s years of executive experience as a president, chief financial officer and chief operating officer of a public company and his past and current service on the boards of both public and private companies qualify him to serve on our Board.  His extensive management experience provides him the insight necessary to address the challenges, opportunities and operations of the Company’s complex business operations.  In addition, his business and banking background, together with his extensive financial expertise, particularly qualify him to chair the Audit/Finance Committee, and he is deemed to be an “audit committee financial expert,” as defined by the rules of the SEC.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Dillard and Wise as directors at the 2011 Annual Meeting.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that Acxiom is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance principles, committee charters, codes of conduct and stock ownership guidelines are available on the Company’s website at www.acxiom.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at Acxiom Corporation, 601 E. Third Street, Little Rock, Arkansas, 72201.  Acxiom’s management and the Board of Directors closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Board and Committee Matters

Mr. Durham is currently the Non-Executive Chairman of the Board.  All of the Company’s current non-employee directors have been determined by the Board to be independent.  In making these determinations, the Board reviewed the directors’ relationships, if any, with Acxiom, and determined that there are no relationships which would impair any director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director.  The relationships considered by the Board in assessing each director’s independence included a review of the fact that one of the Company’s subsidiaries has a contractual agreement with Dillard’s, Inc., of which Mr. Dillard is the Chairman and CEO.  The subsidiary provides background screening services to Dillard’s in connection with their hiring of new employees.  The charges for the services were at Acxiom’s standard rates and have been deemed by the Board to be immaterial. This relationship was not required to be disclosed in this proxy statement as a “related-party transaction” under the rules and regulations of the SEC.  Additionally, the Board has affirmatively determined that there are no other factors involving any of the other non-employee directors which would interfere with their ability to exercise independent judgment in carrying out their responsibilities as directors.

Our corporate governance principles give the Board of Directors the discretion to either separate or combine the positions of chief executive officer and chairman.  Since 2007, these positions have been separated. The Board of Directors believes that separating the positions improves the ability of the Board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman.  Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for a separate director to discharge the role of lead director.  Separation of the two roles also enhances our corporate governance profile.

Quarterly meetings of the Board are held to review the Company’s financial performance, strategy, enterprise risks, and significant developments and to act on matters requiring Board approval.  If issues arise which require the full Board’s attention between regularly scheduled meetings, special meetings are called or action is taken by written consent.  Time is allotted at the end of each Board and committee meeting for the independent directors to meet

in executive session outside the presence of management.   During the last fiscal year, the Board of Directors met 13 times and took action pursuant to unanimous written consent one time.  The independent directors of the Board met four times.  All of the directors attended 75% or more of the meetings of the Board and of the committees on which they served during the past fiscal year.  Directors are expected to attend all Board and stockholder meetings whenever possible.  At the 2010 Annual Meeting of Stockholders, eight of the then current nine directors were in attendance.

              The Board currently has a standing Audit/Finance Committee, Compensation Committee and Governance/Nominating Committee.  In the past fiscal year, each of the Audit/Finance and Compensation Committees met nine times and took action pursuant to unanimous written consent in lieu of a meeting one time. The Governance/Nominating Committee met four times and took action pursuant to unanimous written consent in lieu of a meeting one time.  Copies of the committees’ charters are posted on the Company’s website at www.acxiom.com and a description and a list of the current members of each committee is set forth below.  Mr. Durham, as Non-Executive Chairman of the Board, serves as an ex-officio member on all standing committees.

Audit/Finance Committee.  The members of the Audit/Finance Committee currently are Mr. Twomey (Chair), Mr. Dillard, Dr. Hasselmo and Mr. Kokich, each of whom is deemed independent under the NASDAQ listing standards and SEC rules.

The Audit/Finance Committee assists the Board in overseeing Acxiom’s financial statements and financial reporting process; risk management; systems of internal accounting and financial controls; independent auditors’ engagement, performance, independence and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance and ethics programs as established by management and the Board.  In addition, the committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company’s capital and debt structure.  It recommends and prioritizes capital and financial commitments, monitors related performance measurements and reviews annual operating and capital budgets.  The committee also reviews large capital and unbudgeted expenditures.  Proposed acquisitions and divestitures are reviewed by the committee, and it makes recommendations regarding the Company’s hedging, dividend and tax policies.  The Board has determined that Mr. Twomey, Mr. Dillard and Mr. Kokich qualify as “audit committee financial experts” as defined in SEC rules.

Compensation Committee.  The members of the Compensation Committee currently are Mr. Wise (Chair), Mr. Dillard, Mr. Henderson and Mr. Twomey, each of whom is deemed independent under the NASDAQ listing standards.  Until his appointment as interim chief executive officer on March 28, 2011, Mr. Gramaglia was also a member of the Compensation Committee.

The Compensation Committee assists the Board in fulfilling its oversight responsibility related to compensation programs, plans and awards for Acxiom’s executive officers, and it administers the Company’s equity-based compensation plans.  The committee annually reviews and makes recommendations to the full Board regarding the annual goals and objectives for the CEO and makes a recommendation to the full Board regarding his compensation (except for that portion of the CEO’s compensation intended to qualify under Section 162(m), which is determined by the committee after consultation with the full Board).  The committee annually sets the compensation of the Company’s executive officers, and it reviews all of the Company’s compensation plans periodically and considers any risks associated with the plans and whether they are philosophically aligned with the executive officers’ compensation programs.

Governance/Nominating Committee.  The members of the Governance/Nominating Committee currently are Dr. Hasselmo (Chair), Mr. Henderson and Mr. Kokich, each of whom is deemed independent under the NASDAQ listing standards.  Until his appointment as interim chief executive officer on March 28, 2011, Mr. Gramaglia was also a member of the Governance/Nominating Committee.

This committee is responsible for reviewing and making recommendations to the Board with regard to the following:  corporate governance principles, management succession plan, structure of Board committees, compensation of directors, self-evaluation process for the Board, ethics compliance programs, director orientation and director education programs.  In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a “related-party” transaction under SEC rules and regulations.  The committee’s charter specifies that no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.

The Governance/Nominating Committee is also responsible for screening and recommending qualified candidates to the Board for membership, and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of the Company’s stockholders.  All nominations or appointments to the Board are approved by the full Board of Directors. Directors who are up for renomination recuse themselves from any discussion or votes regarding their own nominations at both the committee and the Board level.

The Governance/Nominating Committee identifies potential Board candidates through various methods, including recommendations from directors, management and stockholders. The committee has the authority to retain search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms.  The committee periodically reviews with the chairman of the Board and the chief executive officer the appropriate skills and characteristics required of Board members.  In reviewing potential candidates, the Governance/Nominating Committee considers applicable Board and committee independence requirements imposed by the various committee charters, the NASDAQ listing standards and applicable law. The committee also considers, on a case-by-case basis, the number of other Boards and Board committees on which a director candidate serves.

The committee and Board seek directors who possess the highest personal and professional integrity, ethics and values, who are committed to representing the long-term interests of the stockholders and have an objective perspective and mature judgment.  Among the various criteria for selection as a Board member are the level of a potential candidate’s experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, willingness to devote adequate time to Board duties and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principle operations.  The Governance/Nominating Committee and Board seek candidates who demonstrate a willingness to evaluate management performance objectively and who have no activities or interests that could conflict with their responsibilities to Acxiom.

The Governance/Nominating Committee is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Nominees for director must meet the qualifications set forth in our corporate governance principles and the Governance/Nominating Committee charter, pursuant to which the Board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology.  While the Governance/Nominating Committee continually seeks to identify potential candidates who would further enhance the diversity of the Board, it does not have a formal policy with respect to diversity.  Nominees must also comply with the Board of Directors’ code of business conduct and ethics, a copy of which is posted in the corporate governance section of our website at www.acxiom.com.

In accordance with the terms of the Company’s corporate governance principles, any nominees proposed by stockholders will be evaluated by the Governance/Nominating Committee in the same manner as nominees proposed by other sources.  To be considered by the Governance/Nominating Committee, a stockholder nominee must be submitted to the corporate secretary at the address and within the timeframe specified under the section of this proxy statement entitled “Stockholder Proposals.”  It is the policy of the Board that representatives of institutional investors may be considered for Board membership so long as the institution (a) does not own or control significant holdings (i.e., more than five percent of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company’s stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.

Other Committees.  In addition to the committees described above, the Board may establish other committees including additional standing committees or ad hoc committees to deal with a particular event or process.

Responsibility for Risk Management

Management has the primary responsibility for identifying and managing the risks facing Acxiom, subject to the oversight of the Board of Directors.  The committees of the Board assist in discharging the Board’s risk oversight role by performing the subject matter responsibilities outlined above in the description of each committee. The Board of Directors retains full oversight responsibility for all subject matters not assigned to a committee, including risks presented by the Company’s business strategy, competition, regulation, general industry trends including the impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board of Directors, through the Audit/Finance Committee, supplements its ability to discharge its risk oversight role by receiving quarterly reports on the results of risk assessments that are prepared by the Company’s director of risk management and internal audit team.  These reports are used to assist the Audit/Finance Committee analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan.  The Company’s director of risk management and internal audit team prepare the risk assessment by conducting risk assessment interviews and surveys with members of management across the Company and with the Audit/Finance Committee members to identify individual process and enterprise risks.

Communication with Directors

Stockholders and other interested parties may contact an individual director, the Chairman of the Board, the Board as a group, or a specified Board committee or group of directors, as follows:

Mail:                          Acxiom Board of Directors
    P.O. Box 250266
    Little Rock, AR 72225-0266

E-mail:                                Directors@acxiom.com

Telephone:                       866-513-0188 or 501-342-8888

Each communication should specify the applicable addressees to be contacted as well as the general topic of the communication. Communications relating to Acxiom's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit/Finance Committee.  Incoming messages are monitored by an independent third party who receives and processes the communications before forwarding them to the addressee(s).  Depending on the subject matter, communications may be referred to departments within Acxiom.  Communications that are primarily commercial in nature, as well as marketing solicitations, will generally not be forwarded to the directors.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal No. 2 of the Proxy Card)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s “Named Executive Officers” identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement.

In accordance with the Company’s compensation philosophy, our compensation programs are designed to attract, retain and motivate the management team to achieve the business goals set by the Company on an annual and a long-term basis.  Key objectives of our compensation programs are to:

•	align leadership compensation with the business strategy, values and management initiatives;
•	align Company executives’ interests with stockholders’ interests;
•	motivate executives to achieve the highest level of performance;
•	provide a strong link between pay and performance; and
•	attract and retain the best executives through competitive, market-based plans.

Details concerning how we implement our compensation philosophy, and how we structure our compensation programs to meet the objectives listed above, are provided in the “Compensation Discussion and Analysis” section below. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

In light of the foregoing, we ask that stockholders vote “FOR” the following resolution at the 2011 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

While this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors, we value the opinions of our stockholders.  Accordingly, the Board of Directors will take the results of this vote under advisement and will consider our stockholders’ concerns when making future decisions regarding the Company’s executive compensation programs.

Board of Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal No. 3 of the Proxy Card)

In accordance with the Dodd-Frank Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote on the compensation of our Named Executive Officers, similar to Proposal No. 2 above.  By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for a stockholder advisory vote at future annual meetings every year, every two years or every three years.

The Board of Directors believes that providing an advisory vote on the compensation of our Named Executive Officers every year is currently the most appropriate alternative for the Company.  In formulating its recommendation, the Board of Directors determined that an annual advisory vote on Named Executive Officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently.  Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every year, (2) every two years, (3) every three years or (4) abstain.  Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.  Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation.  If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s stockholders.

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors.

Board of Directors’ Recommendation

The Board of Directors unanimously recommends a vote for a frequency of  EVERY YEAR for future advisory votes regarding Named Executive Officer compensation.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal No. 4 of the Proxy Card)

The Audit/Finance Committee has selected KPMG LLP (“KPMG”) to serve as independent auditor for fiscal 2012, and the stockholders are being asked to ratify this action.  We anticipate that a representative of KPMG will be present at the 2011 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

Fees Billed For Services Rendered by Independent Auditor

The following table presents fees for professional audit services rendered by KPMG for the audits of the Company’s annual financial statements for the fiscal years ended March 31, 2011 and March 31, 2010, and fees billed for other services rendered by KPMG.

	2011	2010

Audit Fees (including quarterly reviews) 1	$1,679,500	$1,679,500

Audit-Related Fees2	$509,000	37,000

Tax Fees3	126,000	163,000

All Other Fees4	$308,000	50,000

Total	$2,622,500	$1,929,500

1
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Form 10-Q’s and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2
For 2011, audit-related fees include professional services related to our SAS-70 audits and to the audit of our employee benefit plan. The audit-related fees for 2010 relate to the audit of our employee benefit plan.

3
Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, and international tax compliance and tax consulting. We do not engage KPMG to perform personal tax services for our executive officers.

4	Other fees include professional services related to IT compliance reports.

Audit/Finance Committee Pre-Approval Policy

The Audit/Finance Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor.  The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor.  Such pre-approval may be made by the chairman of the Audit/Finance Committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement.  In connection with any proposed engagement for non-audit services, the scope, nature and anticipated fees for such services shall be agreed upon by management and the external auditor, who then must obtain the verbal consent of the chairman of the Audit/Finance Committee to proceed with the proposed engagement. Upon the chairman’s oral consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman.  All audit and non-audit services reflected in the table above were pre-approved by the Audit/Finance Committee in accordance with the policy, and none were approved pursuant to the  de minimis  exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board of Directors’ Recommendation

The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG as the Company’s independent registered accountant.  If the stockholders fail to ratify this appointment, the audit committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

STOCK OWNERSHIP

The following table sets forth information as of June 10, 2011 with respect to the beneficial ownership of our common stock by:

•	each of our directors, nominees and named executive officers individually;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known to us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 601 E. Third Street, Little Rock, AR 72201, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned.  The percentage listed in the column entitled ”Percentage of Class” is calculated based on 81,336,806 shares of our common stock outstanding on June 10, 2011.  This number excludes 37,400,387 shares held in treasury.  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.
Beneficial Owner	Shares Beneficially Owned		Percentage of Class
John A. Adams	246,292	1	*
William T. Dillard II	72,305	2	*
Shawn M. Donovan	109,840	3	*
Michael J. Durham	38,513		*
Jerry D. Gramaglia	16,756		*
Ann Die Hasselmo	27,957	2	*
William J. Henderson	24,510	2	*
Jerry C. Jones	431,474	4	*
Clark M. Kokich	20,090		*
John A. Meyer	336,556	5	*
Kevin M. Twomey	30,168		*
R. Halsey Wise	32,145		*
Christopher W. Wolf	457,429	6	*

All directors, nominees and executive officers as a group (16 people)	2,184,879	7	2.7%

BlackRock, Inc.	5,789,083	8	7.1%
40 East 52nd Street
New York, NY 10022

FMR LLC	11,990,640	9	14.7%
82 Devonshire Street
Boston, MA 02109

*	Denotes less than 1%.

1	Includes 191,833 shares subject to options which are currently exercisable or exercisable within 60 days, of which 33,500 are in the money.

2	Includes 5,400 shares subject to options which are currently exercisable, of which none are in the money.

3	Includes 75,104 shares subject to options which are currently exercisable or exercisable within 60 days, of which all 13,000 are in the money.

4	Includes 389,164 shares subject to options which are currently exercisable or exercisable within 60 days, of which 35,917 are in the money.

5	Includes 334,903 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.

6	Includes 369,695 shares subject to options which are currently exercisable or exercisable within 60 days, of which 24,000 are in the money.

7	Includes 1,642,510 shares subject to options which are currently exercisable or exercisable within 60 days, of which 461,325 are in the money.

8
This information is based solely upon information contained in a Schedule 13G filed on February 3, 2011.  According to the Schedule 13G, BlackRock, Inc. has sole voting and dispositive power over all reported shares.

9
This information is based solely upon information contained in a Schedule 13G filed on February 14, 2011. According to the Schedule 13G, FMR LLC has sole voting power with respect to 1,835,715 of the reported shares, no shared voting power with respect to any reported shares, and has sole dispositive power over all reported shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to provide information about the philosophy and principles regarding the compensation program for our chief executive officer (“CEO”), former chief executive officer, former chief financial officer (“CFO”) and the three other executive officers who were the most highly compensated in fiscal year 2011 (collectively the “Named Executive Officers” or “NEOs”).

The following individuals constitute the Named Executive Officers for fiscal year 2011:
•	Jerry D. Gramaglia, Interim Chief Executive Officer & President
• John A. Adams, Chief Operating Officer & Executive Vice President
• Christopher W. Wolf, former Chief Financial Officer & Executive Vice President
• Shawn M. Donovan, Executive Vice President - Global Sales, Markets & Consulting
• Jerry C. Jones, Chief Legal Officer & Senior Vice President
• John A. Meyer, former Chief Executive Officer & President

Compensation Philosophy and Objectives

Acxiom is known for its innovation and leadership in creating customer and information management and marketing solutions for many of the largest and most respected companies in the world. We believe compensation programs are an integral part of maintaining this reputation in the industry and achieving high levels of business performance over the long term. Our general philosophy is that compensation should be designed to attract, retain and motivate the management team to achieve the business goals set by the Company on an annual and a long-term basis. In keeping with this philosophy, the key objectives of our compensation programs are to:

•	align leadership compensation with the business strategy, values and management initiatives;

•	align Company executives’ interests with stockholders’ interests;

•	motivate executives to achieve the highest level of performance;

•	provide a strong link between pay and performance; and

•	attract and retain the best executives through competitive, market-based plans.

We believe these objectives allow us to reward the overall performance and contribution of the executives while maintaining a close correlation between executive pay and Company performance. The following discussion shows how the Company uses compensation awards and a number of other incentives to achieve these objectives.

2011 Executive Summary

Changing dynamics in the Company’s industry, driven by advances in technology, have affected business and compensation decisions in recent years. We have a diverse business, and accordingly must compete with a diverse range of companies for executive leadership talent. The shift from print to digital marketing in recent years has expanded the range of companies against which we compete for executives. These considerations have required flexibility in the structuring of compensation arrangements with our senior executives.

The recessionary macroeconomic environment the Company faced in fiscal years 2009 and 2010 continued to impact decisions with respect to our senior executives’ compensation for fiscal year 2011. Messrs. Meyer and Adams both voluntarily reduced their base salaries by 10% in fiscal year 2010 as part of the Company’s overall cost saving measures, and the base salaries of the other NEOs were reduced by 7.5% in fiscal year 2010.  These reduced salaries remained in effect through fiscal year 2011 for the NEOs except Mr. Donovan, who received a base salary increase in August 2010 to reflect the addition of account management and consulting responsibilities. Additionally, Mr. Meyer’s target total direct compensation for fiscal year 2011 was $1,183,577, or 22%, lower than his target total direct compensation for fiscal year 2010 due to the reduced target value of his long-term incentive awards.

The Company also continued to incorporate “at-risk” forms of compensation into the overall mix of compensation elements, specifically cash bonuses and performance-based equity awards as discussed in more detail below. At-risk compensation represented approximately 51% of Mr. Meyer’s target total direct compensation for fiscal year 2011, 48% for Messrs. Adams, Wolf and Donovan, and 43% for Mr. Jones. Because threshold performance was not achieved with respect to Company performance targets under the cash incentive plan, Mr. Donovan was the only NEO that received a cash bonus for fiscal year 2011, and his payout was significantly below his target cash incentive amount. In addition, in 2011 all of the NEOs forfeited the performance units awarded in fiscal year 2010 because the applicable performance targets were not met. The grant date fair value of Mr. Meyer’s forfeited fiscal year 2010 performance units was $2,100,400. The Company also amended existing employment arrangements with its NEOs which, among other things, reduced severance benefits and eliminated tax gross-up benefits related to change-in-control severance payments for the NEOs.

On March 28, 2011, Mr. Meyer resigned from his positions as our Chief Executive Officer and President.  Upon Mr. Meyer’s resignation, the Board of Directors appointed Mr. Gramaglia, an independent member of the Board of Directors and member of the Compensation and Governance/Nominating Committees, to act as interim Chief Executive Officer and President while the Board conducts a search for a new CEO.

Elements of Compensation

The compensation program for the senior management team consists of the following elements:

•	Base Salary, which provides a consistent fixed source of income for the NEOs.

•	Short-Term Cash Incentives, which link pay to performance by rewarding NEOs for achieving annual goals that contribute to long-term business performance.

•
Long-Term Incentives, which reward NEOs for long-term increases in the Company’s stock value and encourage retention of the NEOs. For fiscal year 2011, long-term incentive awards for the NEOs consisted of a mix of 30% stock options, 30% restricted stock units and 40% performance units.

•	Retirement Benefits, which promote financial security and reward long-term employment with the Company.

•
Broad-Based Employee Benefits, which encourage the overall health, stability and well-being of employees (including the NEOs), such as health benefits, life insurance, disability benefits and an employee stock purchase plan.

How Compensation Is Determined

Roles of the Compensation Committee and Senior Management. The Compensation Committee of the Board of Directors oversees the design, development and implementation of the Company’s executive compensation program. It annually reviews and approves the compensation of the executive officers of the Company (including the NEOs), other than the CEO. For the CEO, the Compensation Committee annually reviews and approves compensation intended to comply with Section 162(m) of the Internal Revenue Code, in consultation with the Board of Directors. For elements of the CEO’s compensation not intended to comply with Section 162(m), the Compensation Committee makes a recommendation to the Board of Directors for approval.

In carrying out its oversight of the Company’s executive compensation program, the Compensation Committee establishes (or recommends to the Board) the amounts of executive compensation and the mix of compensation between base salary, annual cash incentives and long-term incentives granted in the form of equity awards. The Compensation Committee also oversees the Company’s incentive and equity-based executive compensation plans and establishes performance targets for performance-based awards under such plans. The Compensation Committee also periodically reviews the Company’s change in control, severance and retirement arrangements, deferred compensation programs, senior leadership benefits and perquisites to assure they are competitive and appropriate. The Compensation Committee also reviews and considers risks associated with the Company’s compensation philosophy and program.

The CEO also plays a role in determining executive compensation. The CEO is responsible for recommending compensation involving the executive officers to the Compensation Committee for final determination and approval; however, the CEO does not participate in any of the Compensation Committee’s decisions regarding his own compensation.

Process for Determining CEO Compensation. The Board of Directors annually evaluates the CEO’s performance in light of the Company’s strategic plan, operating goals and objectives relating to executive compensation, including maintaining competitive pay, linking pay to performance, promoting the creation of stockholder value and encouraging retention. The Compensation Committee considers the results of this evaluation. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. For each element of the CEO’s compensation, the Compensation Committee reviews the CEO’s employment agreement (when applicable), as well as a tally sheet which provides the Compensation Committee with information necessary to evaluate his total compensation package, rather than viewing isolated incremental changes, and assists the board in validating its strategy as it relates to the CEO’s total compensation. The Compensation Committee’s review of the tally sheet may lead to changes in certain elements of the CEO’s compensation if the Compensation Committee determines such changes are appropriate in light of Company results or tax deductibility considerations. Any decisions regarding the CEO’s compensation are submitted by the Compensation Committee to the full Board of Directors for final approval, other than elements of compensation intended to comply with Section 162(m) of the Internal Revenue Code which are determined exclusively by the Compensation Committee.

Process for Determining Compensation for NEOs other than the CEO. The CEO annually evaluates the performance of each of the Company’s other NEOs and based upon this evaluation, together with information supplied by its compensation consultant, makes a recommendation to the Compensation Committee with respect to the compensation of each NEO. The Compensation Committee considers the CEO’s recommendation in light of the Company’s strategic plan, operating goals and compensation philosophy. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. The Compensation Committee also reviews tally sheets with respect to the NEOs, which may lead to changes in certain elements of the NEOs’ compensation if the Compensation Committee determines such changes are appropriate in light of Company results or tax deductibility considerations.

Role of Compensation Consultant. For fiscal year 2011, the Compensation Committee engaged a consultant from Towers Watson, a global compensation consulting firm, as an independent consultant to assist the Compensation Committee in considering the overall structure of the Company’s senior executive compensation programs. The compensation consultant provided the Compensation Committee with market data regarding the various elements of the Company’s executive compensation and recommendations with respect to compensation mix and levels. Effective July 1, 2010, the consultant became an employee of Pay Governance, LLC, an independent consultancy not affiliated with Towers Watson.  The Compensation Committee continued to use the services of the consultant as an employee of Pay Governance.  In addition to the compensation consultant, the Compensation Committee engaged independent legal counsel to assist the committee with compensation program analysis and review in light of current market, economic, regulatory and Company conditions.

 Compensation Mix. Because of the ability of executive officers to directly influence stockholder value, and consistent with the philosophy of linking pay to performance, one of our goals is to allocate a significant portion of compensation paid to the executive officers through performance-based incentive programs. We also strive to allocate total direct compensation in a manner that is competitive with the Comparison Group (as defined below) and properly aligned with stockholder interests. Each of the compensation elements is designed to provide the NEOs with a distinct remuneration opportunity and, when taken together, they provide the NEOs with a balanced yet competitive mix of short- and long-term compensation. The chart below illustrates the mix of compensation for the NEOs as a group and the CEO individually:

Compensation Element	Fiscal Year 2011 Total Compensation Mix for former CEO1	Fiscal Year 2011 Total Compensation for All Other NEOs (Average)
Base salary	14.8%	24.6%
Target short-term cash incentives	14.8%	17.9%
Target long-term incentives	69.8%	56.4%
Retirement benefits	.3%	.4%
Broad-based employee benefits	.3%	.7%

   1    This column represents the target amounts established for Mr. Meyer for fiscal year 2011. Mr.   Gramaglia’s compensation as Interim CEO during fiscal year 2011 consisted solely of base salary paid for the last four days of the fiscal year; accordingly, his compensation is not reflected in this table.

Compensation Benchmarking. In addition to the various considerations the Compensation Committee takes into account when establishing NEO compensation (as discussed in more detail below for each element of NEO compensation), our compensation programs and practices are benchmarked each year against (i) a group of companies from a variety of high-tech industries (the “High-Tech Group”) and (ii) a group of companies in the information services industry (the “Peer Group” and, collectively with the High-Tech Group, the “Comparison Group”), with each group consisting mostly of companies with similar revenues as Acxiom. This data enables the Compensation Committee to consider multiple market data reference points when making decisions regarding the competitive positioning of executive compensation against the market. The Peer Group consists primarily of information services companies against which we compete for the specialized talents and experience possessed by the NEOs and is reviewed each year to determine if the Peer Group companies provide an appropriate comparison. In addition, since many of the talents possessed by the NEOs may transcend a variety of industries, the companies in the High-Tech Group represent an important cross section of high-tech industries beyond just the information services industry. The data for the High-Tech Group comes from the Radford Executive Survey published by Aon Consulting, an industry-recognized survey source for compensation data from high-tech organizations.

For the Peer Group used in fiscal year 2011, the compensation consultant recommended to the Compensation Committee a group of 21 companies, selected based on a set of objective industry and financial criteria as well as input from the Compensation Committee and management. Many of the companies included in the group are consistent with those we have reviewed in the past. In order to ensure that the Peer Group is most reflective of Acxiom’s business type and competitive market for talent, the compensation consultant identified and proposed companies that were comparable to Acxiom with respect to some or all of the following criteria:

•	Industry, scope of business operations, and organizational complexity:
o	Within the information management, marketing services/research, or risk-related services industries
o	Provide technology-enabled and/or consulting-related services, beyond pure data/information management
•	Organizational size:
o	Revenues between $500 million and $2.5 billion
o	Market capitalization between $500 million and $3.5 billion
•	Financial structure:
o	Comparable market capitalization / revenue ratios
o	Reasonable total shareholder return and operating margin performance

In early 2010, the Compensation Committee selected the following peer group of 21 companies, based on the above criteria, for use in the executive compensation planning process:

Alliance Data Systems Corporation	Gartner, Inc.	infoGROUP Inc.
Convergys Corporation	Global Payment Systems, Inc.	Informatica Corporation
DST Systems, Inc.	GSI Commerce, Inc.	Moody’s Corporation
The Dun & Bradstreet Corporation	Harte-Hanks, Inc.	Omniture, Inc.
Equifax Inc.	Heartland Payment Systems, Inc.	Sapient Corporation
Fair Isaac Corporation	IHS, Inc.	Total System Services, Inc.
First Advantage Corporation	IMS Health Inc.	ValueClick, Inc.

All components of Acxiom’s executive compensation package, as well as the aggregate total direct compensation (the sum of base salary, short-term cash incentives and long-term incentives) levels for the NEOs, are measured against the 50th percentile for similarly situated employees of companies in the Comparison Group. Variation above or below the 50th percentile is allowed when, in the judgment of the Compensation Committee, the value of an executive’s experience, performance, scope and/or specific skills, together with his or her ability to impact business results, or other business conditions justify the variation. Actual variance from the 50th percentile for the individual elements of each NEOs compensation (base salary, cash incentives and long-term incentives) as well as total direct compensation is set forth in the tables included with the discussion of 2011 Executive Compensation Elements below.

2011 Executive Compensation Components

Set forth below is a discussion of the principal components of fiscal year 2011 compensation for the NEOs.

Base Salary. Base salaries for the NEOs are initially established in connection with their hire and are subject to annual adjustment. The Compensation Committee sets base salaries based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity, tax considerations, and the benchmarking data previously discussed. Base salary is intended to provide a consistent fixed, baseline level of compensation that, unlike the other elements of compensation, is not contingent upon Acxiom’s performance. Acxiom believes that providing a competitive base salary is essential to attracting and retaining qualified and valued executives. Base salaries for the NEOs are measured against the 50th percentile for similarly situated employees in the Comparison Group; however, actual salaries may vary for each NEO based on demonstrated performance, length of service and responsibility level. As part of the Company’s overall cost saving initiative, in fiscal year 2010 Messrs. Meyer and Adams voluntarily reduced their base salaries by 10%, and base salaries for the other NEOs were reduced by 7.5%. These reductions remained in place through fiscal year 2011, except that Mr. Donovan’s base salary was increased 14.3% in August 2010 to reflect the addition of account management and consulting responsibilities.

Annually, each executive officer’s performance for the prior year is reviewed by the CEO or, with respect to the performance of the CEO, by the Board. As an employee’s responsibility and ability to affect the financial results of the Company increase, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component of total compensation, further aligning his or her interests with those of the shareholders. The base salaries of the CEO and the executive officers are reviewed and are subject to adjustment in May of each year, although they are not automatically increased if the Compensation Committee believes other elements of compensation are more appropriate or if an increase is not necessary or appropriate under the circumstances at the time of review. The following table sets forth the base salaries for the NEOs for fiscal year 2011 and the percentage variance of such base salaries from the 50th percentile of the Comparison Group:

Base Salary
NEO	Annual Base Salary	50th Percentile Benchmark	Variance
Jerry D. Gramaglia	$700,000	$720,000	-2.8%
John A. Adams	$450,000	$430,000	4.7%
Christopher W. Wolf	$370,000	$390,000	-5.1%
Shawn M. Donovan	$370,000	$367,500.7%
Jerry C. Jones	$351,500	$330,000	6.5%
John A. Meyer	$630,000	$720,000	-12.5%

Mr. Gramaglia’s base salary was established taking into account the interim nature of his position and was intended to replicate the $700,000 base salary specified in Mr. Meyer’s employment agreement. Mr. Adams’ base salary reflects his fiscal 2010 voluntary base salary reduction of 10% from the amount required by his employment agreement. Mr. Jones’ base salary reflects the 7.5% pay reduction  made  in fiscal year 2010 and remained unchanged from the previous year.  In leaving Mr. Jones’ base salary unchanged, and recognizing it was above the 50th percentile, the Compensation Committee also considered  his target total direct compensation which was significantly below the 50th percentile.  The variance in the base salary of Mr. Wolf was also the result of the 2010 pay reduction program, in which he took a 7.5% base salary reduction.  The variance for Mr. Meyer’s base salary  reflects his voluntary 10% pay reduction and the Compensation Committee’s desire to provide a greater portion of his total compensation in the form of long-term incentives. Mr. Meyer’s base salary was initially established in connection with his hire in fiscal year 2008, taking into account the perceived value of his experience and skills, his expected ability to impact business results, his relative experience level as a CEO, and the other terms of his employment. The result of these considerations, along with the voluntary salary reduction discussed above, is that Mr. Meyer’s base salary was below the 50th percentile of the Comparison Group.

 Cash Incentives. All of Acxiom’s NEOs are eligible to participate in the Acxiom Cash Incentive Plan (the “Cash Incentive Plan”) which provides them with an opportunity to receive annual cash incentive payments (Mr. Gramaglia did not participate in fiscal year 2011 because his appointment as Interim CEO occurred with only four days remaining in the fiscal year). Payment opportunities under the Cash Incentive Plan are established by the Compensation Committee and are designed both to retain the NEOs as well as to further align pay for performance by rewarding executive officers for positive Company performance based on the attainment of predefined performance measures.

Payment opportunities for awards under the Cash Incentive Plan are expressed as a percentage of base salary and are generally measured against the 50th percentile for cash incentive opportunities available for similarly situated employees of companies in the Comparison Group. Actual opportunity may vary based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations. The following table sets forth the target cash incentives for the NEOs for fiscal year 2011 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

Target Cash Incentives
NEO	Target Cash Incentive		50th Percentile Benchmark	Variance
	% of Base Salary	Amount
Jerry D. Gramaglia	None	None	Not applicable	Not applicable
John A. Adams	75%	$337,500	$330,000	2.3%
Christopher W. Wolf	75%	$277,500	$280,000	-.9%
Shawn M. Donovan	75% 1	$277,5002	$275,625.7%
Jerry C. Jones	65%	$228,475	$190,000	20.3%
John A. Meyer	100%	$630,000	$750,000	-16.0%

1 Mr. Donovan’s target cash incentive amount, as a percentage of base salary, was increased in August 2010 from 65% to 75% in connection with the assignment of additional duties as discussed above.

2      This amount represents 75% of Mr. Donovan’s base salary as of March 31, 2011.  Because Mr. Donovan’s base salary and cash incentive target were increased in August 2010, his cash incentive opportunity was prorated at 65% of  his former base salary for four months and 75% of his new base salary for eight months.  As a result, his actual cash incentive opportunity for fiscal year 2011 was $255,145.

The variance for Mr. Meyer’s target cash incentive reflects the Compensation Committee’s desire to provide a greater percentage of  his total compensation in the form of long-term incentives, for which his target awards exceeded the 50th percentile as discussed below. This was done to align his long-term interests with stockholders and to strengthen the link between pay and long-term performance. Mr. Jones’ cash incentive target remained unchanged over the fiscal year 2010 level and reflects the Compensation Committee’s consideration that his total target direct compensation is less than the 50th percentile.

In fiscal year 2011, the performance measures utilized under the Cash Incentive Plan for all participating NEOs except for Mr. Donovan were Company revenue, operating income and free cash flow to equity (“FCFE”). FCFE is a non-GAAP financial measure calculated from the audited financial statements by taking operating cash flow and deducting cash used for investing activities (excluding cash paid in connection with acquisitions) and cash for required payments of debt. The Compensation Committee selected these performance measures because it believed such measures are reliable indicators of the Company’s operating performance over both the short and long term and reflect the most accurate measure of the Company’s success. The performance measures were weighted 40% for revenue, 30% for operating income and 30% for FCFE when determining the plan payment.

The Compensation Committee set a target and maximum attainment amount for each performance measure. For fiscal year 2011, the target revenue amount was $1,150,000,000, the target operating income amount was $118,500,000, and the target FCFE was $72,500,000. If the target attainment had been achieved for each performance measure, up to 100% of the bonus opportunity would have been paid. The maximum revenue amount was $1,225,000,000, the maximum operating income amount was $143,409,000, and the maximum FCFE was $88,000,000. If the maximum performance attainment had been achieved for each performance measure, up to 200% of the bonus opportunity would have been paid.

Generally, Cash Incentive Plan payments are paid out of a bonus pool that is funded once the Company meets the threshold amount for the operating income performance measure. Therefore, if the Company fails to achieve the threshold amount of operating income, the bonus pool is not funded and no bonus payments are made, notwithstanding achievements in all other performance measures.

The actual results for fiscal year 2011 were $1,159,970,000 in revenue, $115,198,000 in operating income (as adjusted on a non-GAAP basis to exclude unusual items), and $53,176,000 in FCFE. Because the threshold amount of $118,500,000 for operating income was not met, none of the NEOs received a cash incentive payment except Mr. Donovan.

Because Mr. Donovan has responsibility for sales, 60% of his bonus opportunity under the Cash Incentive Plan was based on the components described above. The remaining 40% was based 10% upon fiscal year recognized revenue (with certain exclusions) and 30% upon the total contract value of  revenue obtained (the “Total Contract Value”) in fiscal year 2011, including revenue recognized in fiscal year 2011 and revenue that will be recognized in future contract years.  Based on his performance against these measures, Mr. Donovan received 54.4% of his target payment for fiscal year recognized revenue and none of his target payment for Total Contract Value. This resulted in a cash incentive payment to Mr. Donovan for fiscal year 2011 of $13,873, which represented 5.4% of his prorated target opportunity of $255,145 under the Cash Incentive Plan.

Under the Cash Incentive Plan the Compensation Committee can recommend to the full Board of Directors that bonuses be awarded notwithstanding the fact that the Company may have failed to achieve the threshold performance attainment. This is generally done if there has been outstanding individual performance on the part of an executive officer that was not adequately reflected in Company performance. The Compensation Committee did not make any adjustments to cash incentive awards for fiscal year 2011.

Long-Term Incentives. We believe equity-based compensation is an effective tool in creating value for stockholders because the value of such compensation has a direct correlation to the long-term appreciation of the Company’s stock price.  Long-term incentives can also mitigate inappropriate or excessive risk taking in the short term.  For fiscal year 2011, long-term incentive awards for the NEOs consisted of a grant to each executive officer in the form of 30% non-qualified stock options, 30% restricted stock units (“RSUs”) and 40% performance units. The stock options and RSUs underlying the grants vest in equal increments over a period of four years beginning on the first anniversary of the grant date. The performance units, the amount of which is adjusted from the initial grant based upon the attainment of targets after a three year performance period, vest immediately upon completion of the performance period.  Each performance unit entitles the holder to a number of shares of from zero to 200% of the award, based on total shareholder return of Acxiom stock compared to total shareholder return of a group of peer companies established by the Compensation Committee for the period from April 1, 2010 to March 29, 2013 as set forth in the following table:

TSR Percentile	% Performance Units Earned
below 25th	0%
25th	50%
50th	100%
75th and above	200%

Total shareholder return for each company is calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price.  The companies selected for the calculation were Alliance Data Systems Corporation, Convergys Corporation, DST Systems, Inc., The Dun & Bradstreet Corporation, Equifax Inc., Fair Isaac Corporation, Gartner, Inc., Global Payment Systems, Inc., GSI Commerce, Inc., Harte Hanks, Inc., Heartland Payment Systems, Inc., IHS, Inc., infoGROUP Inc., Informatica Corporation, Moody’s Corporation, Sapient Corporation, Total System Services, Inc. and ValueClick, Inc.

The mix of long-term incentives among stock options, RSUs and performance units reflected the Company’s desire to provide grants which align the NEOs’ compensation with stockholder interests, reward Company performance (in both the short- and long-term) and encourage retention. The four-year incremental vesting period of the stock options and RSUs is intended to encourage retention while rewarding increases in the price of the Company’s stock, in an effort to provide incentives consistent with stockholder interests. Likewise, the three-year performance period for the performance units was intended to encourage retention along with achievement equal to or greater than the group of peer companies.

The total target amount of long-term incentives granted to the NEOs are measured against the 50th percentile for long-term incentives granted to similarly situated employees in the Comparison Group, although actual long-term incentives may vary for each NEO based on the executives’ responsibilities, length of service with the Company, demonstrated personal performance, Company performance, internal pay equity and tax considerations. Other circumstances which can also impact the amount of long-term incentives which may be awarded to the NEOs include extraordinary grants made for retention purposes, lower grants due to internal equity issues or a depletion of available grants due to the issuance of larger grants for recruiting purposes during the year. The following table sets forth the target long-term incentives granted to the NEOs in fiscal year 2011 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

Target Long-Term Incentives
NEO	Long-Term Incentive	50th Percentile Benchmark	Variance
Jerry D. Gramaglia	None	Not applicable	Not applicable
John A. Adams	$1,201,536	$1,210,000.7%
Christopher W. Wolf	$1,181,668	$815,000	45.0%
Shawn M. Donovan	$844,072	$850,000.7%
Jerry C. Jones	$297,902	$405,000	-26.4%
John A. Meyer	$2,979,023	$2,270,000	31.2%

The target long-term incentives for Messrs. Wolf and Meyer for fiscal year 2011 were established above the 50th percentile of the Comparison Group to reflect the perceived value of their respective experience and skills, and their expected ability to impact business results. They also reflect the Compensation Committee’s desire to allocate a larger portion of these executive officers’ total compensation to long-term incentives and giving consideration to target total direct compensation.  The Compensation Committee also considered the lower target value of Mr. Meyer’s long-term incentive awards for fiscal year 2011 compared to the prior year given that Mr. Meyer’s target long-term incentive for fiscal year 2011 decreased by $1,183,577, or 28%, from the target value of his long-term incentive awards in the prior year. Mr. Jones’ long-term incentive was established lower than the benchmark to provide internal equity with other Acxiom senior executives who are not NEOs.

Retirement Benefits. All NEOs are eligible to participate in the same tax-qualified retirement and welfare plans as the Company’s other employees. They also receive supplemental retirement and welfare benefits through the Company’s non-qualified deferred compensation arrangements. The Company believes these benefits are a basic component for attracting, motivating and retaining executives, and are comparable to those retirement benefits being provided by companies in the Comparison Group.  Acxiom’s retirement and welfare benefits include the following:

•
Qualified Retirement Plan. The Company maintains the Acxiom Corporation Retirement Savings Plan which is a 401(k) qualified savings plan that is generally available to all employees, including the NEOs, upon satisfying the plan’s eligibility requirements (the “401(k) Plan”). Through June 30, 2009, the 401(k) Plan provided for the deferral of compensation with a matching component of 50% for each dollar contributed to the plan, up to 6% of the participant’s compensation. The matching contribution was paid in shares of Acxiom common stock. Vesting of Company contributions under the 401(k) Plan is 20% after two years of a participant’s employment and 20% each year thereafter until fully vested. Effective July 1, 2009, participants continued to be able to participate in pre-tax salary deferrals into the 401(k) Plan; however, the Company match was suspended as a cost-cutting measure and remained suspended for the remainder of fiscal year 2010.  On April 1, 2010, half of the 50% match was reinstated.  The remainder of the match was reinstated on October 1, 2010.

•
Supplemental Executive Retirement Plan. Qualifying  Acxiom associates, including the NEOs, are eligible to participate in the Company’s nonqualified supplemental executive retirement plan (“SERP”) by contributing pre-tax income into the plan through payroll deductions. Participants may contribute up to 90% of their pretax income to the SERP. The SERP is a nonqualified restoration plan in that it restores benefits lost due to certain IRS limitations on highly compensated employees’ participation in the Company’s qualified 401(k) Plan. All of the Company’s employees that qualify as “highly compensated employees” under relevant tax laws are eligible to participate in the SERP. Vesting of Company contributions under the SERP is 20% after two years of a participant’s employment and 20% each year thereafter until fully vested. As with the 401(k) Plan, through June 30, 2009, Acxiom matched contributions at a rate of 50% for each dollar contributed by the participant to the SERP (up to 6% of the participant’s compensation) but only to the extent that the maximum matching contribution had not already been made under the 401(k) Plan. The matching contribution was paid in cash for earnings up to $245,000. For earnings greater than $245,000, the matching contribution was paid in shares of Acxiom common stock. Effective July 1, 2009, participants continued to be able to participate in pre-tax salary deferrals into the SERP plan; however, the Company match was suspended as a cost-cutting measure and remained suspended for the remainder of fiscal year 2010. On April 1, 2010, half of the 50% match was reinstated.  The remainder of the match was reinstated on October 1, 2010.

    Other Employee Benefits. Acxiom maintains several broad-based employee benefit plans in which the Company’s executives are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, disability benefits and an employee stock purchase plan. We believe these benefits encourage the overall health, stability and well-being of the NEOs and are comparable to those plans being provided by the companies in the Comparison Group.

Perquisites. Acxiom also provides perquisites which vary for each NEO. Examples include mobile phone allowances and relocation packages. These perquisites are minimal in both scope and value and are designed to provide the NEOs with the minimum basic perquisites being offered by companies in the Comparison Group.

Total Compensation. The following table sets forth the target total direct compensation for the NEOs for fiscal year 2011 and the percentage variance of such target amounts from the 50th percentile of the Comparison Group:

Target Total Direct Compensation
NEO	Target Total Direct Compensation	50th Percentile Benchmark	Variance
Jerry D. Gramaglia	Not applicable	Not applicable	Not applicable
John A. Adams	$1,989,036	$1,990,000	-.05%
Christopher W. Wolf	$1,829,168	$1,600,000	14.3%
Shawn M. Donovan	$1,491,572	$1,493,125	-.1%
Jerry C. Jones	$877,902	$1,010,000	-13.1%
John A. Meyer	$4,239,023	$3,950,000	7.3%

The variations for Messrs. Wolf and Meyer above the 50th percentile were primarily a result of the Company’s higher long-term incentive grants for these two executive officers (as previously discussed).  The Compensation Committee also considered the lower target value of Mr. Meyer’s target total direct compensation for fiscal year 2011 compared to the prior year given that Mr. Meyer’s target total direct compensation decreased by $1,183,577, or 22%, from his target total direct compensation in the prior year. The variation for Mr. Jones was due largely to the lower long-term incentive targets established consistent with internal equity concerns also discussed above. Mr. Gramaglia only served as Interim CEO for four days before the end of fiscal year 2011 and therefore target amounts for his compensation were not considered for fiscal year 2011.

Executive Officers’ Stock Ownership Guidelines

In 2008, the Compensation Committee adopted stock ownership guidelines for the Company’s executive officers to ensure that they have a meaningful stake in the Company.  The guidelines are designed to balance an officer’s need for portfolio diversification while ensuring that his or her interests are closely aligned with the stockholders’ interests.  The stock ownership guidelines currently in effect are set forth below:

To further align the interests of the Company’s executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act (“Executive Officers”) with the interests of the Company’s stockholders, the Chief Executive Officer is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times his or her base salary, and each other Executive Officer is expected to own shares of the Company's common stock having a value equal to at least one times the Executive Officer's base salary. The CEO and each other Executive Officer shall have five years from the date of their respective appointments (or from April 10, 2007, the date upon which these guidelines were initially adopted, whichever is later) to attain these ownership levels. The Compensation Committee in its discretion may extend the period of time for attainment of these ownership levels in appropriate circumstances. For purposes of these guidelines, an Executive Officer's stock ownership shall include the following:

•           Shares purchased on the open market;

•	Shares owned jointly with, or separately, by the Executive Officer’s immediate family members (spouse and/or dependent children);

•           Shares held in trust for the Executive Officer or immediate family member;

•	Shares held through any Company-sponsored plan such as an employee stock purchase plan, a qualified retirement plan and/or a supplemental executive retirement plan;

•           Shares obtained through the exercise of stock options; and

•	50% of RSUs (after deduction of applicable federal and state taxes).

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the acquisition date.

In the event of an increase in an Executive Officer’s base salary, he or she will have one year from the time of the increase to acquire any additional shares needed to meet these guidelines.

Until the specified ownership levels are met, an Executive Officer will be expected to retain 50% of the shares acquired upon option exercises (after payment of the exercise cost and taxes), and 50% of the shares issued upon the vesting of RSU grants or performance units (after payment of taxes).  Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above ownership guidelines may result in a reduction in future long-term incentive equity grants, and/or payment of future annual and/or long-term cash incentive payouts in the form of stock.

All of the NEOs except Mr. Gramaglia, who has only served as our Interim CEO since March 28, 2011,  have met or exceeded the requirements of the stock ownership guidelines.

Employment Arrangements

In fiscal year 2011, we had in place employment arrangements with four of the NEOs. A description of each of these arrangements follows:

John A. Adams

On May 14, 2008, Mr. Adams joined the Company as Chief Operating Officer and Executive Vice President pursuant to an employment agreement (“Original Adams Agreement”). In connection with his employment, Mr. Adams received an initial base salary of $500,000. Under the terms of the Original Adams Agreement, Mr. Adams was also eligible to receive an annual target cash bonus in an amount equal to 75% of his base salary in each contract year, provided the Company met the target attainment levels required under the Cash Incentive Plan. Effective July 1, 2009, Mr. Adams voluntarily reduced his base salary by 10% as part of the Company’s overall cost saving measures, lowering his base salary to $450,000 per year. This reduction in base pay did not affect any other terms or payments under his employment agreement. As part of the Original Adams Agreement, Mr. Adams was also entitled to certain benefits upon death, disability, non-renewal of his employment agreement, termination without cause or for good reason or termination following a change in control of the Company.

The term of Mr. Adams’ employment expired on May 14, 2011.  Mr. Adams and the Company agreed to new contract terms in advance of this expiration date and executed a new contract on November 15, 2010 with an effective date of May 14, 2011 (“New Adams Agreement”) to succeed the Original Adams Agreement.  The New Adams Agreement expires on June 30, 2013 and may be extended in one year increments by the Company with 180 days advance notice to Mr. Adams.

Under the terms of the New Adams Agreement, Mr. Adams will have the same base salary, annual target cash bonus and maximum cash bonus as specified in the Original Adams Agreement. Under the New Adams Agreement, Mr. Adams is also entitled to certain benefits upon death or disability similar to that contained in the Original Adams Agreement. For information regarding termination without cause or for good reason and change in control terms, see “Potential Payments upon Termination or Change in Control” beginning on page 41 below.

Christopher W. Wolf

On May 24, 2007, Mr. Wolf joined the Company as Chief Financial Officer. The terms of Mr. Wolf’s employment were set forth in an offer letter dated May 9, 2007. According to the terms of his offer, Mr. Wolf was eligible to receive an annual target cash bonus in an amount equal to 65% of his base pay, provided the Company met the target attainment levels required under the Cash Incentive Plan. This was increased in fiscal year 2010 to 75% of his base pay.

In the offer letter, the Company agreed to pay Mr. Wolf a lump sum of 12 months’ base salary, the equivalent of 24 months of COBRA coverage, and any earned but unpaid bonuses less applicable taxes and withholdings in the event his employment was terminated for reasons other than a change in control or due to no cause of his own. However, on November 15, 2010, Mr. Wolf terminated his rights to severance under the terms of the offer letter in exchange for coverage under the Acxiom Corporation 2010 Executive Officer Severance Policy as discussed below under “Potential Payments upon Termination or Change of Control” beginning on page 41 below.

On March 30, 2011, the Company announced that Mr. Wolf had informed the Company of his intention to resign for personal reasons from his position as CFO of the Company. On May 6, 2011, the Company entered into a Retention Agreement with Mr. Wolf to retain his services as CFO of the Company through June 1, 2011 and to assist in the transition to a new CFO thereafter. Mr. Wolf’s duties under the Retention Agreement included (i) facilitating the orderly transition to a new CFO; (ii) completing and filing with the SEC the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, including the execution of the certificates required of the Company’s principal financial officer in connection therewith; (iii) completing the Company’s annual business plan; and (iv) assisting with such other matters as the Interim CEO of the Company may reasonably request (collectively, the “Retention Obligations”). Pursuant to the Retention Agreement Mr. Wolf also agreed to make himself available upon the Company’s reasonable request to provide consulting services to the Company for a period of twelve months following the termination of his employment. Until June 1, 2011, Mr. Wolf was entitled to his base salary and benefits as an employee. Upon timely completion of the Retention Obligations, and in exchange for signing a general release of claims against the Company and providing the consulting services, Mr. Wolf is entitled to a retention bonus of $33,333 per month for the twelve months following the termination of his employment.

Shawn M. Donovan

On May 19, 2008, Mr. Donovan joined Acxiom as its Senior Vice President of Global Sales. The terms of Mr. Donovan’s employment were set forth in an offer letter dated April 21, 2008 and in an acceptance letter dated May 19, 2008. According to the terms of his offer and acceptance letters, Mr. Donovan was eligible to receive an annual target cash bonus in an amount equal to 65% of his base pay, provided the Company met the target attainment levels required under the Cash Incentive Plan. This was increased in fiscal year 2011 to 75% of his base pay.  Finally, in the offer and acceptance letters, the Company agreed to a severance arrangement pursuant to which Mr. Donovan was entitled to a lump sum of 12 months’ base salary in the event his employment was terminated involuntarily and without cause. However, on November 15, 2010, Donovan terminated his rights to severance under the terms of the offer and acceptance letters in exchange for coverage under the Acxiom Corporation 2010 Executive Officer Severance Policy as discussed below under “Potential Payments upon Termination or Change of Control” beginning on page 41 below.

John A. Meyer

On February 4, 2008, Mr. Meyer joined the Company as Chief Executive Officer and President pursuant to an employment agreement dated January 14, 2008 (“Original Meyer Agreement”). In connection with his employment, Mr. Meyer received an initial base salary of $700,000. Under the terms of the Original Meyer Agreement, Mr. Meyer was eligible to receive an annual target cash bonus in an amount equal to 100% of his base salary and a maximum cash bonus of up to 200% of his base salary, provided the Company met the target attainment levels required under the Cash Incentive Plan. Effective July 1, 2009, Mr. Meyer voluntarily reduced his base salary by 10% as part of the Company’s overall cost saving measures, lowering his base salary to $630,000 per year. This reduction in base pay did not affect any other terms or payments under the Original Meyer Agreement. As part of the Original Meyer Agreement, Mr. Meyer was also entitled to certain benefits upon death, disability, non-renewal of his employment agreement, termination without cause or for good reason or termination following a change in control of the Company.

The term of Mr. Meyer’s employment agreement was set to expire on May 16, 2011. Mr. Meyer and the Company agreed to new contract terms in advance of this expiration date and executed a new contract on November 15, 2010 with an effective date of May 16, 2011 (“New Meyer Agreement”) to succeed the Original Meyer Agreement.

Mr. Meyer and the Company entered into a Transition Agreement for Mr. Meyer’s services as a consultant to the Board of Directors to assist in the orderly transition of his former duties and responsibilities. The Transition Agreement is in effect from March 28, 2011 until September 28, 2011.  The Transition Agreement requires that Mr. Meyer make himself available upon the Company’s reasonable request for up to 25 hours per week, not to exceed 250 hours during the term of the Transition Agreement. Mr. Meyer will be paid at the rate of $500 per hour for actual hours worked and will be reimbursed for all business expenses.  In addition to these fees, the outstanding grant of 188,565 restricted stock units granted May 22, 2008 will continue to vest through the term of the Transition Agreement. All other unearned restricted stock units were cancelled upon Mr. Meyer’s termination on March 28, 2011.  Acxiom may terminate the Transition Agreement upon Mr. Meyer’s (i) willful failure to substantially perform his duties following notice and a 30 day cure period, (ii) willful misconduct that is materially injurious to Acxiom, or (iii) failure to deliver or revocation of the release required to be delivered by Mr. Meyer upon his separation as Chief Executive Officer. Upon the expiration or termination of the Transition Agreement, Mr. Meyer agreed to provide a release of claims to the Company. Mr. Meyer also acknowledged that the confidentiality, non-competition and non-solicitation provisions of the Original Meyer Agreement remained in full force and effect.

Change in Control Agreements

Only two of the NEOs, Messrs. Meyer and Adams, had change in control protections in fiscal year 2011 in their employment agreements. Change in control protections covering Messrs. Wolf, Jones and Donovan were provided for in the 2010 Executive Officer Severance Policy which is described in the “Potential Payments upon Termination or Change in Control” section beginning on page 41 below.

Messrs. Meyer’s and Adams’ Change in Control Arrangements

The Company had change in control arrangements with Messrs. Meyer and Adams as set forth in the Original Meyer Agreement and Original Adams Agreement (“Original Agreements”) and has an ongoing change in control arrangement with Mr. Adams as set forth in the New Adams Agreement. Under the terms of the Original Agreements, Messrs. Meyer and Adams would have received change in control payments if they were terminated without cause (e.g. without a willful failure to substantially perform duties following a cure period, willful misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime or a material breach of the agreement or other policy that remains after a cure period) or resigned for good reason (e.g. a demotion, reduction in salary, breach of the agreement by Company, relocation or significant change in responsibilities) within 24 months of a change in control. For purposes of the Original Agreements a “change in control” included any of the following events: (i) the individuals who made up the Board of Directors ceased to constitute a majority of the board (unless the new nominees were approved by a majority of existing directors or nominated by the board in a definitive proxy statement); (ii) completion of a reorganization, merger, consolidation, statutory share exchange or similar transaction where the stockholders of Acxiom before the transaction owned less than 50% of the combined voting power of the surviving corporation; (iii) approval by the stockholders of a complete liquidation or dissolution of the Company; (iv) any person or persons acting together became a beneficial owner of 20% of more of Acxiom’s outstanding voting securities; or (v) a sale of all or substantially all of the assets of the Company.

These same parameters are found in the New Adams Agreement except that (i) cause is limited to substantial failure to perform duties following a cure period or engaging in willful misconduct that is materially injurious to the Company; and (ii) a change in control will not be deemed to occur in clause (iv) in the preceding paragraph until a person or persons acting together become a beneficial owner of 30% of the outstanding voting securities, rather than the 20% required under the Original Agreements.

Under the Original Agreements, the amount payable in the event of a qualifying termination following a change in control and execution of a valid, unrevoked release of claims was: (i) all earned base salary and benefits; (ii) any earned but unpaid cash bonuses; (iii) an amount equal to 200% of the then-current base salary; (iv) a prorated amount equal to 200% of the then-current target cash bonus; and (v) any other unpaid benefits to which they were entitled under any plan, policy or program of the Company. In addition, all equity incentive awards which were outstanding but unvested would have vested. Payments were to be made in a lump sum within 10 days following termination of employment. See “Payments Made upon Termination Following a Change in Control” for the amount Mr. Adams would have been entitled to receive upon a hypothetical termination following a change in control on March 31, 2011. Because Mr. Meyer was not employed on March 31, 2011, this amount cannot be accurately calculated.

Under the New Adams Agreement, the amount payable in the event of a termination following a change in control and execution of a valid, unrevoked release of claims is: (i) all earned base salary and benefits; (ii) any earned but unpaid cash bonuses; (iii) an amount equal to 250% of his then-current base salary; and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company. In addition, all equity incentive awards, other than performance units granted after the date of the New Agreement, which are outstanding but unvested will vest. Payments under clauses (i)-(iv) will be made in a lump sum immediately following the delay period required by the New Adams Agreement which is generally 30 days following the termination date but which will be extended to 60 days if the termination is in connection with an exit incentive program or other employee termination program offered to a group or class of employees as defined under the Older Worker Benefit Protection Act (“Delay Period”).

Regardless of whether Adams is terminated, vesting will immediately occur upon a change in control for a prorated portion of performance units granted after the effective date of the New Adams Agreement which are earned but unvested or for which the performance period is ongoing but for which one year of the performance period has elapsed at the time of the change in control.

The terms of the employment agreement entered into on November 15, 2010 by the Company and Mr. Meyer which was terminated on March 28, 2011 before it became effective contained similar provisions to those contained in the New Adams Agreement except that Mr. Meyer would have received a payment equal to 300% of his base salary in the event of a qualifying change in control.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally prevents public corporations from deducting as a business expense that portion of compensation paid to “covered employees” that exceeds $1,000,000 unless it qualifies for an exception, such as “performance-based compensation,” under Section 162(m). The term “covered employees” refers to the CEO and the next three highest compensated officers (other than the CFO) employed on the last day of the fiscal year and whose compensation is required to be reported in the Summary Compensation Table of the proxy statement. The goal of the Compensation Committee is to comply with the requirements of Section 162(m), to the extent possible, to avoid losing this deduction. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives. For this and other reasons, the Compensation Committee will not necessarily limit executive compensation to the amount deductible under Section 162(m).

Beginning on April 1, 2006, the Company began accounting for equity-based awards included in its long-term incentive program in accordance with the requirements of FASB Accounting Standards Codification 718 (“ASC 718”). The accounting treatment under ASC 718 for an award is taken into consideration in the granting of long-term incentive awards.

COMPENSATION COMMITTEE REPORT

In connection with its function to oversee Acxiom’s executive compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management.  Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2011 (incorporated herein by reference) and in this proxy statement on Schedule 14A, each for filing with the SEC.

Compensation Committee

R. Halsey Wise, Chairman
William T. Dillard II
William J. Henderson
Kevin M. Twomey

COMPENSATION COMMITTEE INTERLOCKS
 AND INSIDER PARTICIPATION

At the end of fiscal year 2011, the Compensation Committee consisted of Mr. Wise (Chair), Mr. Dillard, Mr. Henderson and Mr. Twomey.  Until his appointment as interim chief executive officer on March 28, 2011, Mr. Gramaglia was also a member of the Compensation Committee.  All members of the Compensation Committee, while serving as members of that committee during fiscal year 2011, were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company.  No member of the Compensation Committee serving during fiscal year 2011 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K.  During fiscal year 2011, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned in fiscal year 2011 and, as applicable, in fiscal years 2010 and 2009 by our Interim Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on March 31, 2011. These individuals are referred to collectively as the “NEOs.”
Name and Principal Position	Fiscal Year	Salary		Bonus	Stock Awards1	Option Awards2	Non-equity Incentive Plan Compensation3	All Other Compensation4	Total
Jerry D. Gramaglia, Interim CEO & President	2011	$150,769	5	–	$95,000	–	–	–	$245,769
John A. Adams, COO & Executive Vice President	2011	$450,000		–	$950,205	$251,331	–	–	$1,651,536
	2010	$462,500		–	$952,300	$308,200	–	$1,568	$1,724,568
	2009	$441,346		–	$1,044,040	$882,000	$362,625	–	$2,730,011
Christopher W. Wolf, CFO & Executive Vice President	2011	$370,000		–	$934,491	$247,176	–	$7,722	$1,559,389
	2010	$377,500		–	$685,300	$220,800	–	$8,099	$1,291,699
	2009	$400,000		–	$671,276	$441,000	$251,420	$14,424	$1,778,120
Shawn M. Donovan, Executive Vice President, Global Sales, Markets & Consulting	2011	$354,583			$667,516	$176,557	$13,873	$4,363	$1,216,892
	2010	$330,312		_	$373,800	$119,600	$86,605	$6,738	$917,055
	2009	$305,128		$50,000	$548,100	$330,750	$177,340	–	$1,411,318
Jerry C. Jones, Chief Legal Officer & Senior Vice President	2011	$351,500		–	$235,592	$62,311	–	$4,993	$654,396
	2010	$358,625		–	$293,700	$92,000	–	$11,469	$755,794
	2009	$380,000		–	$381,008	$154,782	$238,849	$9,396	$1,164,035
John A. Meyer, former CEO & President	2011	$630,000		–	$2,355,880	$623,143	–	$2,630,210	$6,239,233
	2010	$647,500		–	$3,150,600	$1,012,000	–	$33,039	$4,843,139
	2009	$700,000		–	$2,536,950	–	$676,900	$49,511	$3,963,361
______________________
1
These amounts reflect the grant date fair value of awards in fiscal years 2011, 2010 and 2009. For RSUs, the fair value at the date of grant was determined by reference to quoted market prices for the shares. For performance units, the fair value at the date of grant was determined using a Monte Carlo simulation model.  These amounts reflect how the Company values these awards at the date of grant, and they do not reflect the actual value an individual may potentially realize from the awards, nor do they reflect the expense recognized by the Company during the fiscal year.  The Stock Award amount for Mr. Gramaglia reflects his annual equity retainer awarded as a member of the Acxiom Board of Directors. For all other NEOs, the Stock Awards column includes the total value of RSU and performance unit grants.

For performance units in fiscal year 2011, 100% of the fair value at the date of grant is included since the three-year performance period is still ongoing; however, such awards would not be payable until completion of the performance period and would be decreased if the Company achieves less than 100% attainment of the objectives.  The fair value at the date of grant for performance units for fiscal year 2011 included above is as follows: Mr. Adams - $614,561; Mr. Wolf - $604,398; Mr. Donovan - $431,727; Mr. Jones - $152,370; and Mr. Meyer - $1,523,699.

For fiscal year 2010, all of the NEOs’ performance units were forfeited because the applicable performance targets were not achieved; the values of the forfeited performance units for fiscal year 2010 included above are as follows: Mr. Adams - $631,900; Mr. Wolf - $453,900; Mr. Jones - $195,800; Mr. Donovan - $249,200; and Mr. Meyer - $2,100,400.

2
These amounts reflect the grant date fair value of awards in fiscal years 2011, 2010 and 2009.  The fair value of stock options granted during fiscal year 2011 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.4%; expected option life of 5.6 years; expected volatility of 52%; and a suboptimal exercise multiple of 1.9.  The fair value of stock options granted during fiscal year 2010 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.5%; expected option life of 5.4 years; and expected volatility of 54%.  The fair value of stock options granted during fiscal year 2009 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 1.6%; risk-free interest rate of 3.9%; expected option life of 5.6 years; and expected volatility of 37%. These amounts reflect how the Company values these awards at the date of grant, and they do not reflect the actual value an individual may potentially realize from the awards, nor do they reflect the expense recognized by the Company during the fiscal year.

3
Under the terms of the Cash Incentive Plan, Messrs. Adams, Wolf, Jones and Meyer did not earn a cash incentive for fiscal years 2010 or 2011.  Mr. Gramaglia was not a participant in the Cash Incentive Plan.  Mr. Donovan did receive a portion of his fiscal year 2010 and 2011 cash incentive opportunity as noted in the table. For more information regarding how these determinations were made, see the subsection entitled “Cash Incentives” on page 23.

4
All other compensation for fiscal year 2011 for Mr. Meyer consists of $14,320 in 401(k) and SERP matching contributions and $2,615,890 in severance compensation. In the Transition Agreement, Mr. Meyer acknowledged that he would comply with the confidentiality, non-competition and non-solicitation provisions set forth in the Original Meyer Agreement. All other compensation for fiscal year 2011 for Messrs. Wolf, Donovan and Jones consisted of $7,722, $4,363 and $4,993, respectively, in 401(k) and SERP matching contributions.

5
The salary shown for Mr. Gramaglia for fiscal year 2011 includes $10,769 in cash compensation for his services as Interim Chief Executive Officer and President from March 28, 2011 until March 31, 2011; $60,000 in cash compensation for service on an ad hoc committee of the Board of Directors; $60,000 in retainer fees as a member of the Company’s Board of Directors; and $20,000 in retainer fees for his service on the Compensation Committee and Governance/Nominating Committee of the Board.  The two retainer fees were payable in cash or restricted stock units at each director’s election and Mr. Gramaglia elected to receive these fees in restricted stock units based on the closing price of the Company’s stock on the grant date which was $15.78.  The grant date fair value of the restricted stock units received at Mr. Gramaglia’s election did not exceed the value of his foregone cash retainers, and, therefore, no amount related to such awards is included in the “Stock Awards” column.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to NEOs during fiscal year 2011.
Name	Grant Date
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards1 ($)
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
Jerry D. Gramaglia	08/03/10	-	-	-	-	11,0902	-	-	$175,000
John A. Adams	04/01/10 05/18/10 05/18/10	$337,500	$675,000	25,156	50,312	18,867	33,333	$17.79	$614,561 $586,975
Christopher W. Wolf	04/01/10 05/18/10 05/18/10	$277,500	$555,000	24,740	49,480	18,555	32,782	$17.79	$604,398 $577,269
Shawn M. Donovan	04/01/10 05/18/10 05/18/10	$277,500	$555,000	17,672	35,344	13,254	23,416	$17.79	$431,727 $412,346
Jerry C. Jones	04/01/10 05/18/10 05/18/10	$228,475	$456,950	6,237	12,474	4,678	8,264	$17.79	$152,370 $145,532
John A. Meyer	04/01/10 05/18/10 05/18/10	$630,000	$1,260,000	62,370	124,740	46,778	82,645	$17.79	$1,523,699 $1,455,324
_______________________
1
The fair value of stock options granted during fiscal year 2011 was calculated using a customized binomial lattice option pricing model with the following weighted-average assumptions:  dividend yield of 0.0%; risk-free interest rate of 3.4%;  expected option life of 5.6 years; expected volatility of 52%; and a suboptimal exercise multiple of 1.9.  For RSUs, the fair value at the date of grant was determined by reference to quoted market prices for the shares.  The fair value of the performance units was determined using a Monte Carlo simulation model.  The performance units vest subject to attainment of performance criteria established by the Compensation Committee of the Board of Directors.  Each recipient of performance units may vest in a number of shares from zero to 200% of the award, based on total shareholder return of the Company’s common stock compared to total shareholder return of a group of peer companies established by the Compensation Committee for the period from April 1, 2010 to March 29, 2013.

2
This grant was provided to Mr. Gramaglia in his role as a member of the Company’s Board of Directors and a member of the Compensation Committee and Governance/Nominating Committee of the Board. Mr. Gramaglia received 6,020 RSUs in payment of his annual equity retainer valued at $95,000, and he received an additional 5,070 RSUs in payment of his cash board retainer valued at $60,000 and his committee retainer valued at $20,000.  With regard to the $60,000 and $20,000 retainers, he had the option to choose payment in cash or RSUs, and he chose to be paid in RSUs.  See footnote 5 to the Summary Compensation Table above.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS TABLE

The compensation earned by, and equity awards granted to, Messrs. Meyer and Adams in fiscal year 2011 and reported in the Summary Compensation Table and Grants of Plan-Based Awards Table are consistent with the terms of their respective employment agreements, except that Messrs. Meyer and Adams both agreed to a ten percent (10%) reduction in base pay effective July 1, 2009 in connection with salary reductions occurring across the Company that remained in effect through fiscal year 2011. Neither of such employment agreements provided for specific equity grants in fiscal 2011 or fiscal 2010. The target value of Mr. Meyer’s long-term incentives for fiscal 2011 was reduced by $1,183,577, or twenty-eight percent (28%), compared to the prior fiscal year. For a description of the terms of Mr. Meyer’s and Mr. Adams’ employment agreements, see “Employment Agreements” beginning on page 29.  The other NEOs’ salaries were reduced by 7.5% in accordance with objective salary thresholds as required of all U.S. associates meeting program qualifications.  Subsequently, Mr. Donovan’s salary was increased after his duties were expanded to include responsibility for the account management and consulting segments of the Company’s business in addition to his continuing responsibility for global sales.

On March 28, 2011, Mr. Meyer resigned and his employment agreement was terminated.  On the same day, Mr. Gramaglia, an independent member of the Board of Directors, was named the Interim Chief Executive Officer and President until such time as a permanent chief executive officer is hired.  In connection with the acceptance of this position, Mr. Gramaglia resigned his position as a member of the Compensation Committee and the Governance/Nominating Committee of the Board of Directors.  As a member of the Board of Directors in fiscal year 2011, Mr. Gramaglia received an annual grant of RSUs which are represented in the Summary Compensation Table and Grants of Plan-Based Awards Table.  No equity was awarded to Mr. Gramaglia at the time of his appointment as the Interim Chief Executive Officer and President of the Company.

During fiscal year 2011, the Company neither repriced nor materially modified the terms of any outstanding equity awards.

Stock options and RSUs granted in fiscal year 2011 vest over a four-year period in equal increments.  The exercise price of all stock options granted in fiscal year 2011 is the fair market value of the Company’s common stock on the grant date.  Performance units are earned based on the total shareholder return of the Company’s common stock compared to the total shareholder return of a group of peer companies established by the Compensation Committee of the Board of Directors for the period from April 1, 2010 to March 29, 2013.  Earned performance units vest on March 29, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the equity awards that we have made to our NEOs that were outstanding as of March 31, 2011.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested2 (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested3 ($)	Number of Shares or Units of Stock That Have Not Vested4 (#)	Market Value of Shares or Units of Stock That Have Not Vested3 ($)
		Number of Securities Underlying Unexercised Options (#)
		Exercisable	Unexercis-able1
Je Jerry D. Gramaglia						08/03/2010			11,0905	$159,142
Jo John A. Adams	05/22/2008 06/29/2009 05/18/2010	100,000 16,750	100,000 50,250 33,333	$13.70 $8.90 $17.79	05/22/2018 06/29/2019 05/18/2020	05/22/20086 05/22/2008 06/29/2009 05/18/2010	25,156	$360,989	51,251 13,500 27,000 18,867	$735,452 $193,725 $387,450 $270,741
C Christopher W. Wolf	05/24/2007 10/04/2007 05/22/2008 06/29/2009 05/18/2010	112,500 112,500 50,000 12,000	37,500 37,500 50,000 36,000 32,782	$27.71 $15.66 $13.70 $8.90 $17.79	05/24/2017 10/04/2017 05/22/2018 06/29/2019 05/18/2020	05/24/2007 05/27/20086 05/27/2008 06/29/2009 05/18/2010	24,740	$355,019	12,500 32,175 8,318 19,500 18,555	$179,375 $461,711 $119,363 $279,825 $266,264
S Shawn M. Donovan	05/22/2008 06/29/2009 05/18/2010	37,500 6,500	37,500 19,500 23,416	$13.70 $8.90 $17.79	05/22/2018 06/29/2019 05/18/2020	05/22/20086 05/22/2008 06/29/2009 05/18/2010	17,672	$253,593	27,076 7,000 10,500 13,254	$388,541 $100,450 $150,675 $190,195
Je Jerry C. Jones	03/16/1999 03/16/1999 03/16/1999 05/26/1999 05/26/1999 05/26/1999 10/13/1999 08/09/2000 04/02/2001 04/11/2001 10/02/2001 08/07/2002 08/07/2002 08/07/2002 10/04/2007 05/22/2008 06/29/2009 05/18/2010	70,940 12,181 13,880 24,981 13,700 14,925 33,022 27,697 1,942 6,686 23,975 37,226 19,427 20,193 30,000 17,548 5,000	10,000 17,550 15,000 8,264	$25.98 $38.98 $51.97 $26.08 $32.60 $39.12 $17.93 $23.44 $11.50 $13.33 $11.14 $16.35 $20.44 $24.53 $15.66 $13.70 $8.90 $17.79	03/16/2014 03/16/2014 03/16/2014 05/26/2014 05/26/2014 05/26/2014 10/13/2014 08/09/2015 04/02/2016 04/11/2016 10/02/2016 08/07/2017 08/07/2017 08/07/2017 10/04/2017 05/22/2018 06/29/2019 05/18/2020	05/22/20086 05/22/2008 06/29/2009 05/18/2010	6,237	$89,501	18,822 4,866 8,250 4,678	$270,096 $69,827 $118,388 $67,129
Jo John A.7 Meyer	02/07/2008 06/29/2009 05/18/2010	348,750 55,000	116,250 165,000 82,645	$11.19 $8.90 $17.79	02/07/2018 06/29/2019 05/18/2020	05/22/20086			188,565	$2,705,908
________________________
1
The vesting schedule for the non-qualified stock options granted prior to fiscal year 2008 is 20% beginning on the second anniversary of the date of grant and 20% annually thereafter through the sixth anniversary of the date of grant. The vesting schedule for non-qualified stock options granted during and after fiscal year 2008 is 25% per year beginning on the first anniversary of the date of grant.

2
This column includes performance units that may vest in a number of shares from zero to 200% of the award, based on the total shareholder return of the Company’s common stock compared to the total shareholder return of a group of peer companies established by the Compensation Committee of the Board of Directors for the period from April 1, 2010 to March 29, 2013.

3	This value was determined by multiplying the number of unvested shares or units by the closing price of the Company’s common stock on March 31, 2011, which was $14.35.

4
Unless otherwise specified herein, all entries in this column represent awards of restricted stock that vest over a four-year period in equal increments beginning on or around the first anniversary of the date of grant.

5
This grant represents Mr. Gramaglia’s compensation as a director and a member of the Compensation Committee and Governance/Nominating Committee of the Board. Mr. Gramaglia elected to have 100% of his director and committee member fees equaling $80,000 paid in the form of RSUs. This equity was in addition to his annual equity retainer valued at $95,000 which was required to be awarded in the form of RSUs. All of these RSUs vest on August 3, 2011, one year from the date of grant.

6
This grant represents a performance unit converted to restricted stock unit upon attainment of 96.7% of the performance target for fiscal year 2009.  This restricted stock unit cliff vests three years following the date of grant.

7
Upon his resignation on March 28, 2011, all of Mr. Meyer’s RSUs were cancelled except for the RSUs described in footnote 6, which continued to vest during Mr. Meyer’s continued employment with the Company under the Transition Agreement. Vesting ceased on Mr. Meyer’s stock option grants on March 28, 2011, but options vested as of the date of his resignation remain exercisable until December 28, 2011, which is 90 days following the expiration of the Transition Agreement.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2011

The following table sets forth information about the value realized by the NEOs on stock awards vesting during fiscal year 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting1 ($)
Jerry D. Gramaglia	–	–	–	–
John A. Adams	–	–	15,750	$252,765
Christopher W. Wolf	–	–	23,159	$377,494
Shawn M. Donovan	–	–	7,000	$112,385
Jerry C. Jones	–	–	8,933	$131,574
John A. Meyer	–	–	58,250	$978,870
_______________________
1
This value was determined by multiplying the number of shares acquired on vesting by the closing price of the Company’s common stock on the date of vesting or the next business day for vesting days that fell on a weekend or holiday.

NONQUALIFIED DEFERRED COMPENSATION

The Company maintains a nonqualified supplemental executive retirement plan (the “SERP”).  The SERP is designed to mirror the Company’s 401(k) Plan.  As permitted under Department of Labor and Internal Revenue Service regulations, the purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of some of the limits that apply to the 401(k) Plan and to receive a matching contribution with respect to compensation that exceeds the qualified plan limits.  The following table contains information on the SERP.

Name	Executive Contributions in Last FY1	Registrant Contributions in Last FY2	Aggregate Earnings in Last FY3	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE4
Jerry D. Gramaglia	_	_	_	_	_
John A. Adams	_	_	_	_	_
Christopher W. Wolf	$13,875	$2,590	$15,282	_	$136,318
Shawn M. Donovan	_	_	$2,530	_	$26,791
Jerry C. Jones	_	_	$3,676	_	$67,983
John A. Meyer	$50,400	$10,421	$59,596	_	$512,790
______________________
1	The amounts reported in this column are included in the “Salary” column of the Summary Compensation Table.

2	The amounts reported in this column are included in the “All Other Compensation” column of the Summary Compensation Table.

3	None of the earnings reported in this column are above-market earnings. None of the amounts in this column are reflected in the Summary Compensation Table.

4
Included in this column are the following amounts which are also reported in the Summary Compensation Table for fiscal year 2010:  Mr. Wolf - $22,886; Mr. Donovan - $13,592; Mr. Jones - $18,868; and Mr. Meyer - $253,697.  Included in this column are the following amounts which are also reported in the Summary Compensation Table for fiscal year 2009:  Mr. Wolf - $42,380; Mr. Donovan - $4,922; and Mr. Meyer - $46,900.  Mr. Adams did not participate in the SERP in fiscal year 2010, and neither Mr. Jones nor Mr. Adams participated in the SERP in fiscal year 2009.

From the period of April 1, 2009 until June 30, 2009 under both the SERP and the 401(k) Plans, the Company matched a participant’s combined contributions at a rate of $.50 on the dollar up to the first 6% of the participant’s compensation.  The matching contribution is comprised of shares of the Company’s stock for the 401(k) and SERP contributions in excess of $245,000.  For SERP contributions of less than $245,000, the Company match is in cash.  The matching contribution vests at 20% after two years of a participant’s employment and 20% each year thereafter until fully vested. Vesting is accelerated in the event of death, disability or retirement.  Beginning on July 1, 2009 and continuing through the end of fiscal year 2010, the SERP and 401(k) Company matches were suspended for all participants. On April 1, 2010, half of the 50% match for both programs was reinstated.  The remaining portion of the match for both programs was reinstated on October 1, 2010.

The investment choices under the SERP are similar to those provided under the 401(k) Plan.  A participant’s deferrals are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds.  The participant does not actually own any shares in the investments.

Under the SERP plan prior to deferring compensation, participants must elect the time and manner of their account payouts.  For amounts earned and vested prior to January 1, 2005, participants may elect to have their accounts paid before termination because of financial hardship or pursuant to an in-service distribution.  If a participant requests an in-service distribution, the participant must forfeit 10% of the distribution.  For amounts earned and vested on and after January 1, 2005, participants may elect to have their accounts paid before termination because of financial hardship or at a time specified in advance by the participant.  Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity.  Under limited circumstances, participants may change the time and manner of their account payouts. A participant may elect to have matching contribution amounts that are credited to the participant’s account in the form of stock distributed in the form of stock.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables and narrative below reflect the amount of compensation payable to each of the NEOs in the event of termination of the executive’s employment under the various circumstances described below. The amounts shown assume that the termination was effective as of March 31, 2011 and includes amounts earned through that time.  These are only estimates of the amounts which would be paid to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which an NEOs employment terminates, he may be entitled to receive amounts earned during his term of employment. These amounts include:

    •  base salary earned through the date of termination; and/or

•	amounts accrued and vested through the Company’s Retirement Savings Plan and Supplemental Executive Retirement Plan.

Payments under Mr. Adams’ Employment Agreement. As discussed above, Mr. Adams entered into an employment agreement with the Company on May 14, 2008 (the “Original Adams Agreement”) which expired pursuant to its terms on May 14, 2011.  Mr. Adams and the Company entered into a new employment agreement on November 15, 2010 with an effective date of May 14, 2011 (the “New Adams Agreement”) to succeed the Original Adams Agreement.  Under the Original Adams Agreement, upon a termination of his employment without cause, a resignation for good reason, a resignation following the failure of the Company to renew the term of the Original Adams Agreement, or a termination at the end of the term of the Original Adams Agreement, in each case subject to the Company receiving a general release of claims from Mr. Adams, he would have been entitled to receive a lump sum payment within 10 days of his termination of (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any contract year ending before the date of termination that had been earned but remained unpaid, (iii) an amount equal to 100% of his then-current base salary, (iv) an amount equal to 100% of his then-current target cash bonus, and (v) any other unpaid benefits to which he was entitled under any plan, policy or program of the Company applicable to him as of the date of termination.

Under the terms of the New Adams Agreement, if Mr. Adams’ employment is terminated by the Company without cause or if Mr. Adams resigns for good reason, subject to the Company receiving a general release of claims from him, Mr. Adams will be entitled to receive (i) all base salary and benefits payable to him through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 175% of his then-current base salary, (iv) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, and (v) vesting of a prorated portion of performance units granted after November 15, 2010 (x) that are earned but unvested or (y) for which the performance period is ongoing at the time of termination and at least one year of the performance period has elapsed. The amounts referred to in clauses (i)-(iii) are to be paid ratably over the 12-month period that generally begins 30 days following the termination date but which will be extended to 60 days if the termination is in connection with an exit incentive program or other employee benefit program offered to a group or class of employees as defined under the Older Worker Benefit Protection Act (the “Delay Period”). Vesting of performance units will occur within 30 days of the expiration of the Delay Period for performance units that are earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has lapsed.

Definitions of the terms “cause” and “good reason” as defined in the Original Adams Agreement and the New Adams Agreement are set forth in the section entitled “Change in Control Agreements” beginning on page 31.

Payments under the Severance Policy. On November 9, 2010, the Board of Directors of the Company adopted the Acxiom Corporation 2010 Executive Severance Policy (the “Severance Policy”) which provides severance benefits to all officers of the Company designated as executive officers for purposes of Section 16 of the Securities and Exchange Act of 1934, except for those officers with employment agreements or severance arrangements in effect.  Accordingly, Mr. Jones was immediately covered by the terms of the Severance Policy.  On November 15, 2010, Messrs. Wolf and Donovan agreed to terminate the severance payment rights under their offer letters in exchange for coverage under the Severance Policy. Because Mr. Adams has an employment agreement with the Company, he is not covered by the terms of the Severance Policy. Additionally, due to the interim nature of Mr. Gramaglia’s employment, the Compensation Committee has determined that he is also not covered by the Severance Policy.

Under the Severance Policy, if Messrs. Wolf, Jones or Donovan is involuntarily terminated by the Company without cause other than in connection with a change in control, upon executing a general release of claims against the Company which includes one-year non-competition and non-solicitation of customers restrictions, he will receive an amount equal to one year of base salary and a prorated portion of any performance units (i) that are earned but unvested and (ii) which the performance period is ongoing at the time of termination and for which at least one year of the performance period has elapsed. For purposes of the Severance Policy, “cause” is defined to include a willful failure to substantially perform duties following a cure period, willful misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime or a material breach of the Severance Policy or other policy that remains after a cure period. The base salary will be paid on regular paydays during the 12 months following the Delay Period. Vesting of performance units will occur within 30 days of the expiration of the Delay Period for performance units earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has lapsed.

Payments Made Upon Retirement

In the event of retirement, an NEO will receive earned but unpaid base compensation through the retirement date and any amounts accrued and vested to which he is otherwise entitled under a plan, program or policy of the Company.  The Company may, in its discretion, pay the retiring NEO a prorated payout under the Cash Incentive Plan based on the portion of the performance period that had elapsed through the retirement date and attainment against targets during that period.   Additionally, the Company may accelerate the vesting of unvested RSUs or stock options granted prior to August 5, 2008 pursuant to certain guidelines approved by the Compensation Committee.  For employees that retire at or after age 55 with at least 10 years of service, or at any age with at least 20 years of service, up to 100% of unvested RSUs or options granted prior to August 5, 2008 are eligible for accelerated vesting, as determined by the Company at the time of retirement. At this time, of the NEOs, only Mr. Jones is eligible for such accelerated vesting.

Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, in addition to the potential benefits listed under the headings “Payments Made Upon Termination” (first two bullets) and “Payments Made Upon Retirement” above, the NEO will receive benefits under the Company’s life insurance plan or disability plan, as applicable.  Also, upon death or  six months following commencement of long-term disability payments, all unvested RSUs and stock options will vest, and all earned performance units related to a completed performance period will vest.

In addition, both the Original Adams Agreement and the New Adams Agreement provide that in the event of termination as a result of death or disability, Mr. Adams or his estate would be entitled to receive (i) the amount of any cash bonus related to any year ending before the date of termination that has been earned but remains unpaid, and (ii) the amount of any target cash bonus to which he would otherwise have been entitled to for the year in which the date of termination occurs, prorated based on the portion of the applicable year he worked for the Company before the date of termination.  The prorated cash bonus would be paid in a lump sum at the same time bonuses are paid to other executives of the Company.

Payments Made Upon Termination Following a Change in Control

Payments under Mr. Adams’ Employment Agreements.  Under the terms of the Original Adams Agreement, if Mr. Adams had been terminated from employment by the Company without cause within 24 months following a change in control, or had resigned for good reason within 24 months following a change in control, subject to the Company receiving a general release of claims, he would have been entitled to receive in a lump sum payment within 10 days of his termination date: (i) all base salary and benefits payable through the date of termination; (ii) the amount of any cash bonus related to any contract year ending before the date of termination that had been earned but remained unpaid; (iii) an amount equal to 200% of his then-current base salary; (iv) an amount equal to 200% of his then-current target cash bonus; and (v) any other unpaid benefits to which he was entitled under any plan, policy or program of the Company applicable as of the date of termination.  In addition, all equity incentive awards which were then outstanding, to the extent not then vested, would have vested.

Under the terms of the New Adams Agreement, if Mr. Adams is terminated from employment by the Company without cause within 24 months following a change in control, or if he resigns for good reason within 24 months following a change in control, subject to the Company receiving a general release of claims, he would be entitled to receive: (i) all base salary and benefits payable through the date of termination; (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid; (iii) an amount equal to 250% of his then-current base salary; and (iv) any other unpaid benefits to which he is entitled under any plan, policy or program of the Company. Payments under clauses (i)-(iii) would be made in a lump sum immediately following the Delay Period. In addition, all equity awards which are outstanding but unvested, except for performance units granted after November 15, 2011, will vest.

Regardless of whether Mr. Adams is terminated, at the time of a change in control a prorated portion of performance units granted after November 15, 2010 which are earned but unvested, or for which the performance period is ongoing at the time of the change in control and for which at least one year of the performance period has elapsed, will vest. This vesting will be processed within 30 days of the change in control.

Definitions of the terms “cause” and “good reason” as defined in the Original Adams Agreement and the New Adams Agreement are the same as described above under “Change in Control Arrangements” beginning on page 31.

Payments under 2010 Executive Officer Severance Policy.  As discussed above, on November 9, 2010, the Company adopted the Severance Policy which provides termination payments to all executive officers, as designated for purposes of Section 16 of the Securities and Exchange Act of 1934, who are not a party to an employment agreement or other severance arrangement.  This policy immediately covered Mr. Jones and covered Messrs. Wolf and Donovan beginning on November 15, 2010, the date that each terminated his severance rights under his offer letter. Under the Severance Policy, benefits are due if Messrs. Wolf, Jones or Donovan is terminated by the Company without cause or he resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the Severance Policy) within a two-year period following a change in control.  Upon execution of a general release of claims against the Company which includes one-year non-competition and non-solicitation restrictions, benefits paid would include: (i) 150% of the executive officer’s base salary; and (ii) vesting of all equity awards except for performance units. Benefits under clause (i) would be paid in a lump sum on the normal payroll cycle following the expiration of the Delay Period, and benefits under clause (ii) would be processed within 30 days following expiration of the Delay Period.

Regardless of whether Messrs. Wolf, Jones or Donovan are terminated, at the time of a change in control a prorated portion of any performance units which are earned but unvested, or for which the performance period is ongoing at the time of the change in control and for which at least one year of the performance period has elapsed, will vest according to the terms of the Severance Policy.  The performance units would be processed within 30 days of the change in control.

Accelerated Vesting upon a Change in Control.  Under the Company’s 2000 Associate Stock Option Plan, its 2005 Plan and its Inducement Plan, the Board of Directors has the authority to accelerate vesting of outstanding stock options and/or RSUs in the event of a change in control regardless of whether an employee’s employment is terminated in connection with that change in control. In addition, performance awards may be prorated and any deferral or other restriction may lapse, and the performance awards may be immediately settled or distributed.

Jerry D. Gramaglia

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2011 for Jerry D. Gramaglia, Acxiom’s Interim Chief Executive Officer and President.
Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason within 24 months of a Change in Control	Death or Disability
Severance	–	–	–	–	–	–	–
Leadership Cash Incentive Plan	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–	–	–
Restricted Stock Units	–	–	–	–	–1	–	$159,1422
Performance Stock Units	–	–	–	–	–	–	–
Total	$0	$0	$0	$0	$0	$0	$159,142
______________________
1	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

2
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011.

John A. Adams

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2011 for John A. Adams, Acxiom’s Chief Operating Officer and Executive Vice President, assuming for purposes of this table that the New Adams Agreement had been in effect on such date. Amounts that would have been paid under the Original Adams Agreement on such date are reflected in the footnotes to the table.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason within 24 months of a Change in Control	Death or Disability
Severance	–	–	$875,0001	–	–	$1,250,0002	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–4
Supplemental Executive Retirement Plan	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–5	$338,8636	$338,8637
Restricted Stock Units	–	–	–	–	–5	$1,587,3686	$1,587,3687
Performance Stock Units	–	–	–	–	–5	$360,9896	$360,9897
Section 280G Excise Tax “Gross Up”	–	–	–	–	–	–8	–
Total	–	–	$875,000	–	–	$3,537,220	$2,287,220
______________________
1
Represents 175% of base salary. Under the terms of the Original Adams Agreement, upon such termination Mr. Adams would have received one year of base salary and target cash bonus, which as of March 31, 2011 would have been $875,000.

2
Represents 250% of base salary. Under the terms of the Original Adams Agreement, upon such termination Mr. Adams would have received two years of base salary and target cash bonus, which as of March 31, 2011 would have been $1,750,000.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise.

4
In the event of his death or disability, the terms of both the Original Adams Agreement and the New Adams Agreement required payment of any target cash bonus that Mr. Adams would have been entitled to but for his death or disability, prorated based on the portion of the applicable year that Mr. Adams worked.  However, Mr. Adams did not qualify for a cash bonus payment for fiscal year 2011.

5	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

6
Represents the accelerated vesting of all equity awards (other than performance units granted after November 15, 2010). The stock option value was determined by subtracting the strike price from the closing stock price of the Company’s common stock on March 31, 2011 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011. The performance units value was determined by multiplying the number of unvested performance units by the closing stock price on March 31, 2011. Under the terms of the Original Adams Agreement, upon such termination all unvested equity would have vested; the value of such accelerated vesting calculated as described above would have been $338,863 with respect to stock options, $1,587,368 with respect to RSUs and $360,989 with respect to performance units.

7
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of performance units at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

8
The New Adams Agreement does not provide for the reimbursement of any excise taxes triggered under Section 280G of the Internal Revenue Code.  The Original Adams Agreement did provide for such reimbursement, which as of March 31, 2011 would have been $708,001.

Christopher W. Wolf

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2011 for Christopher W. Wolf, Acxiom’s former Chief Financial Officer and Executive Vice President.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason within 2 years of a Change in Control	Death or Disability
Severance	–	–	$370,0001	–	–	$555,0002	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	$129,9514	$129,9514	$129,9514	$129,9514	–5	$129,9514	$136,3184
Stock Options	–	–	–	–	–6	$228,7007	$228,7008
Restricted Stock Units	–	–	–	–	–6	$1,306,5397	$1,306,5398
Performance Stock Units	–	–	$118,3409	–	$118,34010	–	$355,0198
Total	$129,951	$129,951	$618,29111	$129,951	$118,340	$2,220,19011	$2,026,576
________________________
1	Represents one year of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise.

4
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2011 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
Represents accelerated vesting of all Mr. Wolf’s unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of performance units at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

9
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would be decreased if the Company achieved less than 100% attainment of the objectives.

11
If the total payment to Mr. Wolf under the 2010 Executive Officer Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

Shawn M. Donovan

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2011 for Shawn M. Donovan, Executive Vice President – Global Sales, Markets and Consulting.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason within 2 years of a Change in Control	Death or Disability
Severance	–	–	$370,0001	–	–	$555,0002	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	$25,2914	$25,291 4	$25,2914	$25,2914	–5	$25,2914	$26,7914
Stock Options	–	–	–	–	–6	$130,6507	$130,650 8
Restricted Stock Units	–	–	–	–	–6	$829,8617	$829,8618
Performance Stock Units	–	–	$84,5319	–	$84,53110	–	$253,5938
Total	$25,291	$25,291	$479,82211	$25,291	$84,531	$1,540,80211	$1,240,895
________________________
1	Represents one year of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise.

4
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2011 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
Represents accelerated vesting of all Mr. Donovan’s unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011.

8
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of performance units at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

9
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would be decreased if the Company achieved less than 100% attainment of the objectives.

11
If the total payment to Mr. Donovan under the 2010 Executive Officer Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

Jerry C. Jones

The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2011 for Jerry C. Jones, Chief Legal Officer and Senior Vice President.

Type of Payment	Voluntary Termination	Retirement	Termination without Cause or for Good Reason other than in connection with a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or for Good Reason within 2 years of a Change in Control	Death or Disability
Severance	–	–	$351,5001	–	–	$527,2502	–
Leadership Cash Incentive Plan3	–	–	–	–	–	–	–
Supplemental Executive Retirement Plan	$67,9834	$67,9834	$67,9834	$67,9834	–5	$67,9834	$67,9834
Stock Options	–	$6,5006	–	–	–7	$93,1588	$93,1589
Restricted Stock Units	–	$34,4146	–	–	–7	$525,4408	$525,4409
Performance Stock Units	–	–	$29,83410	–	$29,83411	–	$89,5019
Total	$67,983	$108,897	$449,31712	$67,983	$29,834	$1,213,83112	$776,082
________________________
1	Represents one year of base salary.

2	Represents 150% of base salary.

3
Under the Cash Incentive Plan, termination of a participant’s employment prior to the end of the fiscal year results in forfeiture of the award unless, in the event of retirement or a termination without cause, the Board of Directors determines otherwise.

4
This amount consists of voluntary deferrals, earnings on investments and vested Company matching contributions as of March 31, 2011 under the SERP. Any unvested matching contributions are forfeited upon termination except in the case of death or disability, at which time any unvested match automatically vests.

5
The SERP is not affected by a change in control unless employment is terminated.  Upon termination, the SERP would provide applicable termination benefits in accordance with normal termination guidelines.

6	Represents the accelerated vesting of awards granted prior to August 5, 2008, as described under “Potential Payments Upon Termination or Change in Control – Payments Made Upon Retirement.”

7	The Company’s equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

8
Represents accelerated vesting of all Mr. Jones’ unvested stock options and RSUs.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant. The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011.

9
Six months after long-term disability payments commence all earned but unvested equity vests.  Upon death, any earned but unvested equity immediately vests.  The stock option value was determined by subtracting the strike price from the stock’s closing price on March 31, 2011 and multiplying this difference by the number of unvested options in the grant.  The RSU value was determined by multiplying the number of unvested RSUs by the closing stock price on March 31, 2011. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of performance units at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

10
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units value was determined by multiplying the closing stock price on March 31, 2011 by the number of prorated performance units: (i) earned during a completed performance period; and (ii) at 100% of target attainment for performance periods that are ongoing as of March 31, 2011, however, this amount would be decreased if the Company achieved less than 100% attainment of the objectives.

12
If the total payment to Mr. Jones under the 2010 Executive Officer Severance Policy constitutes a “parachute payment” under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: 1) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or 2) the entire payment less all applicable taxes computed at the highest marginal rate.

John A. Meyer

On March 28, 2011, Mr. Meyer resigned from his positions as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors. Mr. Meyer’s resignation was treated as a termination without cause for purposes of his employment agreement. Following his execution of a general release of claims against the Company, Mr. Meyer received a lump sum payment of $2,615,890 which equaled 200% of the $700,000 base salary provided for in his employment agreement (without giving effect to Mr. Meyer’s 2009 voluntary reduction in base salary) and an amount equal to 200% of his target cash bonus, prorated based on the portion of the contract year (as defined in his employment agreement) that he worked before his resignation. The SERP will provide applicable termination benefits to Mr. Meyer in accordance with normal termination guidelines.  He will receive the March 28, 2011 balance of $504,301 in accordance with his timing elections following a six month delay necessitated by section 409A of the Internal Revenue Code.

Mr. Meyer agreed to remain with the Company for six months following his resignation in a non-executive capacity to assist in the transition to a new Chief Executive Officer pursuant to a Transition Agreement, the terms of which are described above under “Compensation Discussion & Analysis – Employment Arrangements.”

NON-EMPLOYEE DIRECTOR COMPENSATION

The Governance/Nominating Committee of the Board of Directors reviews and makes a recommendation to the full Board regarding the compensation to be paid to the non-employee directors each year.  In the past fiscal year, the base annual retainer for each of the non-employee directors except for Mr. Durham was $155,000, of which $95,000 of which was paid in restricted stock units (“RSUs”) and $60,000 was paid in RSUs or cash at the election of each director.  Mr. Durham, as Non-Executive Chairman of the Board, received an annual retainer of $227,500, of which $137,500 was paid in RSUs and $90,000 was paid in cash.  An additional $10,000 was paid to each non-employee director for service on each of the standing committees on which he or she served, payable in RSUs or cash at the election of the director.  The chairs of the Audit/Finance, Compensation and Governance/Nominating Committees were paid an additional $25,000, $25,000 and $15,000, respectively, for their extra responsibilities as chairs.  Messrs. Twomey, Durham and Gramaglia were paid fees of $80,000, $60,000 and $60,000, respectively, for their service on an ad hoc committee that was created by the Board of Directors during the fiscal year.  Because Mr. Gramaglia assumed the role of interim Chief Executive Officer prior to the end of fiscal year 2011, his compensation is included in the Summary Compensation Table beginning on page 34 above.  In August 2008 the Board adopted the Acxiom Corporation Directors’ Deferred Compensation Plan under which stock (but not cash) fees may be deferred.  Mr. Henderson elected to defer his fiscal 2011 stock compensation pursuant to the plan.

The following table shows the compensation paid in fiscal 2011 to the individuals who were serving as non-employee directors during the year:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)1	Total ($)
William T. Dillard II	-	$175,000	$175,000
Michael J. Durham	$180,000	$137,5000	$317,500
Ann Die Hasselmo	$95,000	$95,000	$190,000
William J. Henderson	$80,000	$95,000	$175,000
Clark M. Kokich	-	$175,000	$175,000
Kevin M. Twomey	$185,000	$95,000	$280,000
R. Halsey Wise	-	$190,000	$190,000
______________________
1
The RSUs were granted to the directors on August 3, 2010.  The number of RSUs was determined based on the closing price per share of the Company’s common stock on that date of $15.78.  The RSUs vest on August 3, 2011.

Board of Directors’ Stock Ownership Guidelines

The following guidelines have been adopted by the Board of Directors with respect to stock ownership:

To further align the interests of non-employee directors with the interests of the Company’s stockholders, each non-employee director is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times the non-employee director's base annual retainer. Non-employee directors shall have five years from the date of election or appointment (or five years from April 10, 2007 for those directors who were in office at that time) to attain such ownership levels. The Governance/Nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.  For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan.

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the director’s acquisition date.

In the event a non-employee director’s base annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet these guidelines.

AUDIT/FINANCE COMMITTEE REPORT

This report provides information concerning the Audit/Finance Committee of the Board of Directors.  The committee’s charter is available on the Company’s website at www.acxiom.com.  The Audit/Finance Committee is comprised entirely of independent directors, as defined and required by applicable NASDAQ rules.  The current members are Mr. Twomey, Mr. Dillard, Dr. Hasselmo and Mr. Kokich.

In connection with its function to oversee and monitor Acxiom’s financial reporting process, the Audit/Finance Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2011, as well as any material financial or non-financial arrangements of Acxiom which do not appear in the financial statements; (2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit/Finance Committee concerning independence and (4) discussed with the independent accountant its independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

Based on the reviews and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2011, be included in Acxiom’s Annual Report on Form 10-K for the year ended March 31, 2011 for filing with the Securities and Exchange Commission.

Audit / Finance Committee

Kevin M. Twomey, Chairman
William T. Dillard II
Ann Die Hasselmo
Clark M. Kokich

RELATED-PARTY TRANSACTIONS

The Governance/Nominating Committee of the Board of Directors has the responsibility of reviewing and approving any transaction required to be disclosed as a “related-party” transaction under SEC rules and regulations.  As provided in the committee’s charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. Since the beginning of the Company’s past fiscal year, there were no reportable related-party transactions, and none are currently proposed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom’s executive officers, directors, and the owners of more than 10 percent of our stock to file reports of ownership and changes in ownership with the SEC.  These reports are also filed with Financial Industry Regulatory Authority, or FINRA.  A copy of each report is furnished to Acxiom.  SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2011, we believe that all Section 16(a) filing requirements were met during the last fiscal year.

STOCKHOLDER PROPOSALS

It is currently anticipated that the 2012 Annual Meeting of Acxiom stockholders will be held on August 15, 2012.  Stockholders who intend to present proposals at the 2012 Annual Meeting and who wish to have those proposals included in Acxiom’s proxy statement for the 2012 Annual Meeting must ensure that those proposals are received by the Company’s Corporate Secretary at 601 E. Third Street, Little Rock, Arkansas 72201 on or before March 2, 2012.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Acxiom’s 2012 Annual Meeting.

In addition, under Acxiom’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2012 Annual Meeting, and who do not intend to have such proposal  included in the Company’s proxy statement and form of proxy relating to the 2012 meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Acxiom’s bylaws) is received by the Company’s Corporate Secretary at the address specified above not earlier than May 19, 2012, nor later than June 18, 2012, to be considered timely.  Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2012 Annual Meeting.

EXPENSES OF SOLICITATION

Acxiom will bear the expense of preparing and mailing the proxy statement and related materials.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties.  We have retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017 to assist in the mailing and solicitation of proxies for fees which are expected not to exceed $15,000.

HOUSEHOLDING OF PROXY MATERIALS

If you and other Acxiom stockholders share a mailing address, you may have received a single copy of Acxiom’s notice of Internet availability of proxy materials and, if applicable, this proxy statement and the annual report.  This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.  Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it.  Each stockholder will continue to receive a separate proxy card or voting instruction form.

If you would like to receive an extra copy of the annual report or this proxy statement, we will send a copy to you by mail upon request to the corporate secretary, 601 East Third Street, Little Rock, Arkansas 72201, or by calling 501-342-0519.  Each document is also available in digital form for download or review in the “Investor Relations” section of our website at www.acxiom.com and at http://www.edocumentview.com/ACX.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.  If this option is not available to you, please contact your custodian bank or broker directly.  The revocation of a consent to householding will be effective 30 days following its receipt.  You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

OTHER MATTERS

The Board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.  Discretionary authority to vote on other matters is included in the proxy.  The materials referred to in this proxy statement under the captions “Compensation Committee Report” and “Audit/Finance Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Catherine L. Hughes
Catherine L. Hughes
Corporate Governance Officer & Secretary

Little Rock, Arkansas
June 30, 2011

(Side 1)
PROXY                                                                                                                                                                                                                                                                                                                                           PROXY
ACXIOM CORPORATION
This Proxy Is Solicited on Behalf of The Board of Directors
for the Annual Meeting of Stockholders
to be Held on August 17, 2011

The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 21, 2011, at the Annual Meeting of Stockholders to be held at the Acxiom River Market Building, 601 E. Third Street, Little Rock, Arkansas at 11:00 a.m. CDT on August 17, 2011, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 4 AND FOR “EVERY YEAR” ON PROPOSAL 3.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

(Side 2)

☒	Please mark your votes as in this example.

1.	Election of directors

	Nominees:	FOR	AGAINST	ABSTAIN

	William T. Dillard II	☐	☐	☐

	R. Halsey Wise	☐	☐	☐
			FOR	AGAINST	ABSTAIN
2.	Advisory (non-binding) vote on the compensation of Acxiom Corporation’s named executive officers		☐	☐	☐
		EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
3.	Advisory (non-binding) vote on the frequency of advisory votes on the compensation of Acxiom Corporation’s named executive officers	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
4.	Ratification of KPMG LLP as independent registered public accountant		☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2 and 4 and a vote of EVERY YEAR on Proposal 3.

5.	In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE	DATED :	, 2011

SIGNATURE	DATED :	, 2011

NOTE:
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.